$442,888,000
(Approximate)

(Sponsor, Seller & Servicer)

Preliminary Term Sheet

Home Equity Mortgage Loan Asset-Backed Trust,

Series INABS 2006-C
(Issuing Entity)

IndyMac MBS, Inc.
(Depositor)

June 7, 2006

Filed pursuant to Rule 433(d)
Registration Statement #: 333-132042
Disclaimer

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-221-1037.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement that will be prepared for the securities offering to which this free writing prospectus relates. This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

The information in this free writing prospectus is preliminary, and may be superseded by an additional free writing prospectus provided to you prior to the time you enter into a contract of sale. This preliminary free writing prospectus is being delivered to you solely to provide you with information about the offering of the securities referred to herein. The securities are being offered when, as and if issued. In particular, you are advised that these securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials.

A contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have confirmed the allocation of securities to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us. You may withdraw your offer to purchase securities at any time prior to our acceptance of your offer.

Any legends, disclaimers or other notices that may appear at the bottom of the email communication to which this free writing prospectus is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) no representation that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

The analyses, calculations and valuations herein are based on certain assumptions and data provided by third parties that may vary from the actual characteristics of the pool. Credit Suisse Securities (USA) LLC has not verified these analyses, calculations or valuations or represent that any such valuations represent levels where actual trades may occur.

IndyMac Bank, F.S.B. Home Equity Mortgage Loan Asset-Backed Trust, Series INABS 2006-C $442,888,000 (Approximate)

Structure Overview

Class(1)	Class Certificate Balance ($)(2)	Certificate Type	Expected WAL (yr) Call(3)/ Maturity(4)	Expected Principal Window Call(3) / Maturity(4)	Final Scheduled Distribution Date (5)	Initial Credit Enhance-ment(6)	Expected Ratings (S / M / F)

1A(7)	$153,737,000	FLT / SR / PT	Not Offered Herein				AAA / Aaa / AAA
2A(7)	$153,334,000	FLT / SR / PT	Not Offered Herein				AAA / Aaa / AAA
3A-1(7)	$126,609,000	FLT / SR / SEQ	1.00 / 1.00	1 - 20 / 1 - 20	08 / 2036	19.75%	AAA / Aaa / AAA
3A-2(7)	$73,202,000	FLT / SR / SEQ	2.00 / 2.00	20 - 28 / 20 - 28	08 / 2036	19.75%	AAA / Aaa / AAA
3A-3(7)	$75,754,000	FLT / SR / SEQ	3.40 / 3.40	28 - 66 / 28 - 66	08 / 2036	19.75%	AAA / Aaa / AAA
3A-4(7)	$32,115,000	FLT / SR / SEQ	6.24 / 8.08	66 - 76 / 66 - 174	08 / 2036	19.75%	AAA / Aaa / AAA
M-1(7,8)	$29,110,000	FLT / MEZ	4.64 / 5.10	43 - 76 / 43 - 144	08 / 2036	15.95%	AA+ / Aa1 / AA+
M-2(7,8)	$25,662,000	FLT / MEZ	4.55 / 5.00	41 - 76 / 41 - 137	08 / 2036	12.60%	[AA] / Aa2 / [AA]
M-3(7,8)	$15,321,000	FLT / MEZ	4.50 / 4.93	40 - 76 / 40 - 129	08 / 2036	10.60%	[AA-] / Aa3 / [AA-]
M-4(7,8)	$13,789,000	FLT / MEZ	4.48 / 4.88	39 - 76 / 39 - 123	08 / 2036	8.80%	[A+] / A1 / [A+]
M-5(7,8)	$13,406,000	FLT / MEZ	4.46 / 4.83	39 - 76 / 39 - 117	08 / 2036	7.05%	[A] / A2 / [A]
M-6(7,8)	$12,257,000	FLT / MEZ	4.43 / 4.76	38 - 76 / 38 - 110	08 / 2036	5.45%	[A-] / A3 / [A-]
M-7(7,8)	$11,874,000	FLT / MEZ	4.43 / 4.68	38 - 76 / 38 - 101	08 / 2036	3.90%	[BBB+] / Baa1 / BBB+
M-8(7,8)	$8,810,000	FLT / MEZ	4.41 / 4.54	37 - 76 / 37 - 90	08 / 2036	2.75%	[BBB] / Baa2 / BBB
M-9(7,8)	$4,979,000	FLT / MEZ	4.37 / 4.38	37 - 76 / 37 - 79	08 / 2036	2.10%	[BBB-] / Baa3 / BBB-

(1)	The Class A and Class M Certificates will be subject to the Net WAC Cap as described herein.
(2)	Subject to a variance of +/- 5%.
(3)	To 10% Optional Termination at the Pricing Speed.
(4)	To maturity at the Pricing Speed.
(5)	The Final Scheduled Distribution Date is August 2036. This date represents the Distribution Date occurring in the first month following the maturity date of the latest maturing Mortgage Loan.
(6)	Includes initial overcollateralization of 2.10%.
(7)
Beginning with the first Distribution Date after the Optional Termination Date, the certificate margin for each of the Class A Certificates will increase to two times (2x) each such Certificate’s initial certificate margin and the certificate margin for each of the Class M Certificates will increase to one-and-a-half times (1.5x) each such Certificate’s initial certificate margin.

(8)	The Class M Certificates will not receive principal distributions prior to the Stepdown Date.

Pricing Speed
Fixed-Rate Mortgage Loans:	4% CPR in month 1, building linearly to 23% CPR in month 12 and remaining at 23% CPR thereafter.
Adjustable-Rate Mortgage Loans:	2% CPR in month 1, building linearly to 30% CPR in month 12, remaining at 30% CPR until month 22, 50% CPR from month 23 to 27, and remaining at 35% CPR in month 28 and thereafter.

Transaction Overview
Issuing Entity:	Home Equity Mortgage Loan Asset-Backed Trust, Series INABS 2006-C.
Depositor:	IndyMac MBS, Inc.
Sponsor, Seller and Servicer:	IndyMac Bank, F.S.B.
Co-Lead Underwriters:	Credit Suisse Securities (USA) LLC and UBS Securities LLC.
Co-Managers:	Greenwich Capital Markets, Inc., Lehman Brothers Inc. and Morgan Stanley & Co., Inc.
Trustee / Supplemental Interest Trust Administrator / Custodian:	Deutsche Bank National Trust Company.
Swap Provider:	Bear Stearns Financial Products Inc.
Pool Insurer:
MGIC Insurance Corporation (“MGIC”) a Wisconsin private mortgage insurance corporation and wholly-owned subsidiary of MGIC Investment Corporation, will issue a mortgage pool insurance policy (the “Pool Policy”). MGIC is rated “AA” by S&P “AA+” by Fitch and “Aa2” by Moody’s.

Group I Certificates:	The Class 1A Certificates.
Group II Certificates:	The Class 2A Certificates.
Group III Certificates:	The Class 3A-1, Class 3A-2, Class 3A-3 and Class 3A-4 Certificates.
Class A Certificates:	The Group I Certificates, Group II Certificates and Group III Certificates.
Class M Certificates:	The Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates.
Offered Certificates:	The Group III Certificates and Class M Certificates.
Non-Offered Certificates:	The Group I Certificates, Group II Certificates, Class C Certificates, Class P Certificates and Class R Certificates will not be offered herein.
Expected Pricing Date:	The week of June 5, 2006.
Expected Closing Date:	On or about June 15, 2006.
Statistical Calculation Date:	May 1, 2006.
Cut-off Date:	June 1, 2006 with respect to Mortgage Loans delivered on the Closing Date. The later of June 1, 2006 or the respective origination date for Subsequent Mortgage Loans.
Record Date:	The close of business on the business day immediately preceding the related Distribution Date.
Distribution Date:	The 25th day of each month (or if such 25th day is not a business day, the next succeeding business day), commencing in July 2006.
Determination Date:	With respect to any Distribution Date, the 15th day of the month in which such Distribution Date occurs or, if such day is not a business day, the business day immediately preceding such 15th day.
Remittance Period:
With respect to any Distribution Date, the period commencing on the second day of the month immediately preceding the month in which such Distribution Date occurs, and ending on the first day of the month in which such Distribution Date occurs.

Prepayment Period:
With respect to any Distribution Date, the period commencing on the sixteenth day of the month immediately preceding the month in which such Distribution Date occurs, (or, in the case of the first Distribution Date, June 1, 2006) and ending on the fifteenth day of the month in which such Distribution Date occurs.

Transaction Overview (continued)
Interest Accrual Period:
With respect to the Class A and Class M Certificates, interest will initially accrue from the Closing Date to and including the day prior to the first Distribution Date. With respect to any Distribution Date thereafter, interest will accrue during the period from and including the preceding Distribution Date to and including the day prior to the current Distribution Date. Interest will accrue on the Class A and Class M Certificates on the basis of a 360-day year and the actual number of days elapsed in the applicable Interest Accrual Period. Each class of the Class A and Class M Certificates will settle flat (no accrued interest).

Mortgage Loans:
On the Closing Date a pool of adjustable-rate and fixed-rate, first and second lien, residential, closed-end, sub-prime mortgage loans (the “Mortgage Loans”) will be delivered to the trust. The Mortgage Loans will be separated into three groups. The “Group I Mortgage Loans” and “Group II Mortgage Loans” will have had principal balances at origination that conformed to Freddie Mac and Fannie Mae loan limits. The “Group III Mortgage Loans” will have had principal balances at origination that may or may not have conformed to Fannie Mae and Freddie Mac loan limits. The aggregate stated principal balance of the Mortgage Loans delivered on the Closing Date is expected to be approximately $710,321,873 as of the Cut-off Date. The aggregate stated principal balance of the Group I Mortgage Loans delivered on the Closing Date is expected to be approximately $179,997,052 as of the Cut-off Date. The aggregate stated principal balance of the Group II Mortgage Loans delivered on the Closing Date is expected to be approximately $174,475,212 as of the Cut-off Date. The aggregate stated principal balance of the Group III Mortgage Loans delivered on the Closing Date is expected to be approximately $355,849,609 as of the Cut-off Date. It is expected that the aggregate stated principal balance of the Mortgage Loans delivered to the trust on the Closing Date will not vary from the foregoing balances by more than plus or minus 5%.

The information set forth herein, unless otherwise stated, is calculated as of the Statistical Calculation Date with respect to a preliminary pool of Mortgage Loans expected to be part of those delivered to the trust on the Closing Date (the “Statistical Pool”). The Statistical Pool consists of 4,228 Mortgage Loans with an aggregate stated principal balance as of the Statistical Calculation Date of approximately $766,044,560 (the “Statistical Cut-off Date Balance”). The Group I Mortgage Loans included in the Statistical Pool consist of approximately 1,139 Mortgage Loans totaling approximately $191,572,427. The Group II Mortgage Loans included in the Statistical Pool consist of approximately 1,249 Mortgage Loans totaling approximately $191,070,735. The Group III Mortgage Loans included in the Statistical Pool consist of approximately 1,840 Mortgage Loans totaling approximately $383,401,398.

The aggregate stated principal balance of the Mortgage Loans plus amounts deposited in the Pre-Funding Account included in the trust on the Closing Date is expected to be approximately $766,044,560.

Pre-Funding Accounts:
On the Closing Date, the Depositor will be required to deliver to the Trustee approximately $55,722,687 of which approximately $11,575,375 will be held by the Trustee in a pre-funding account relating to the Group I Mortgage Loans (the “Group I Pre-Funding Account”), and approximately $16,595,523 which will be held by the Trustee in another pre-funding account relating to the Group II Mortgage Loans (the “Group II Pre-Funding Account”), and approximately $27,551,789 which will be held by the Trustee in another pre-funding account relating to the Group III Mortgage Loans (the “Group III Pre-Funding Account,” and together with the Group I and Group II Pre-Funding Accounts, the “Pre-Funding Accounts”). The amounts on deposit in the Pre-Funding Accounts will be used to purchase Subsequent Mortgage Loans (as defined herein) during the Funding Period (as defined herein) which satisfy the eligibility criteria established by the rating agencies. Any amounts remaining in the Pre-Funding Accounts upon termination of the Funding Period will be distributed on the next Distribution Date to the applicable Class A Certificates in the manner set forth herein.

Funding Period:
The period beginning on the Closing Date and ending on the earlier to occur of (i) the date upon which the amounts on deposit in the Pre-Funding Accounts have been reduced to zero or (ii) July 31, 2006.

Subsequent Mortgage Loans:	The aggregate principal amount of mortgage loans sold by the Seller to the Depositor and by the Depositor to the Trust during the Funding Period.

Transaction Overview (continued)
Total Cut-off Date Principal Balance:
The sum of (i) the Cut-off Date aggregate stated principal balance of the Mortgage Loans delivered on the Closing Date and (ii) the aggregate stated principal balance of the Subsequent Mortgage Loans (as of their respective Cut-off Dates).

Interest Coverage Accounts:
On the Closing Date, the Depositor may pay to the Trustee for deposit in the Group I, Group II and Group III Interest Coverage Accounts, amounts to be applied by the Trustee to cover a portion of certain shortfalls in the amount of interest generated by the assets of the Trust attributable to the pre-funding feature during the Funding Period and to the inclusion of recently-originated Mortgage Loans for which the first scheduled payment occurs after the first Remittance Period.

Servicing Fee Rate:	0.500% per annum.
Trustee Fee Rate:	0.005% per annum.
Administrative Fee:
The Administrative Fee equals one twelfth of the product of (x) the sum of (i) the Servicing Fee Rate and (ii) the Trustee Fee Rate and (y) the aggregate stated principal balance of the Mortgage Loans. The Administrative Fee will be paid monthly.

Servicing Advances:
The Servicer will be required to advance delinquent payments of principal and interest on the Mortgage Loans only to the extent such amounts are deemed recoverable. The Servicer will be entitled to reimbursement for these advances, and therefore these advances are not a form of credit enhancement.

Optional Termination:
The Servicer (or if the Servicer fails to exercise its option, the NIMs Insurer, if any) will be permitted to purchase all of the Mortgage Loans and REO properties and retire the Class A and Class M Certificates on or after the Optional Termination Date (as defined herein).

Optional Termination Date:
The first Distribution Date on which the aggregate stated principal balance of the Mortgage Loans, after giving effect to distributions to be made on that Distribution Date, is less than 10% of the Total Cut-off Date Principal Balance.

Minimum Denominations:	$100,000 and integral multiples of $1 in excess thereof.
Taxation:	The Issuing Entity will be established as one or more REMICs for federal income tax purposes.
Form of Registration:
It is expected that delivery of the certificates will be made in book-entry form through the Same-Day Funds Settlement System of The Depository Trust Company, which may include delivery through Clearstream, Société Anonyme or Euroclear System.

ERISA Considerations:
The Offered Certificates are expected to be eligible for purchase by ERISA plans that satisfy the requirements of a prohibited transaction class exemption prior to termination of the Supplemental Interest Trust.

If you are a fiduciary of any retirement plan or other employee benefit arrangement subject to the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code of 1986, as amended, you should consult with counsel as to whether you can buy or hold an Offered Certificate.

SMMEA Eligibility:	The Offered Certificates will not constitute “mortgage related securities” for the purposes of the Secondary Mortgage Market Enhancement Act of 1984 (“SMMEA”).

Credit Enhancement
Credit Enhancement:	1)	Total Monthly Excess Spread;
	2)	Overcollateralization Amount;
	3)	Pool Policy; and
	4)	Subordination.
Overcollateralization Amount:
The Overcollateralization Amount (the “OC”) with respect to any Distribution Date will be the excess, if any, of (a) the aggregate stated principal balance of the Mortgage Loans as of the last day of the related Remittance Period plus any amounts on deposit in the Pre-Funding Accounts over (b) the sum of the Class Certificate Balances of the Class A Certificates, the Class M Certificates, and the Class P Certificates (after taking into account the distribution of principal on such Distribution Date).

Overcollateralization Target Amount:
With respect to any Distribution Date, (i) prior to the Stepdown Date, an amount equal to the product of (x) 2.10% and (y) the sum of the (a) aggregate stated principal balance of the Mortgage Loans delivered on the Closing Date and (b) the original amounts on deposit in the Pre-Funding Accounts (ii) on or after the Stepdown Date provided a Trigger Event is not in effect, the greater of (x) 4.20% of the aggregate stated principal balance of the Mortgage Loans as of the last day of the related Remittance Period and (y) the product of (a) 0.50% and (b) the sum of the (1) aggregate stated principal balance of the Mortgage Loans delivered on the Closing Date and (2) the original amounts on deposit in the Pre-Funding Accounts and (iii) if a Trigger Event is in effect, the Overcollateralization Target Amount for the immediately preceding Distribution Date. The OC on the Closing Date will equal the Overcollateralization Target Amount.

Extra Principal Distribution Amount:
With respect to any Distribution Date, the lesser of (i) the amount, if any, by which the Overcollateralization Target Amount exceeds the OC on such Distribution Date (calculated for this purpose only assuming 100% of the principal remittance amount on such Distribution Date has been distributed) and (ii) the Total Monthly Excess Spread for such Distribution Date.

Excess Overcollateralization Amount:
With respect to any Distribution Date, the lesser of (i) the Principal Remittance Amount for that Distribution Date and (ii) the excess of (x) the OC, assuming that 100% of the principal portions of clauses (i) and (ii) of Available Funds have been distributed on such date over (y) the Overcollateralization Target Amount.

Available Funds:
With respect to any Distribution Date, the excess of (x) the sum of (i) amounts collected or advanced on the Mortgage Loans during the related Remittance Period and Prepayment Period (net of the Administrative Fee), (ii) amounts paid by the Pool Policy, if any, and (iii) any amounts withdrawn from the Interest Coverage Account and, on the Distribution Date after the Funding Period, any amounts remaining on deposit in the Pre-Funded Accounts, less (y) the sum of (i) any Net Swap Payments paid by the trust and (ii) any Swap Termination Payment (other than certain Swap Termination Payments resulting from an event of default or certain termination events with respect to the Swap Provider) and (iii) expenses reimbursable to the Servicer and the Trustee.

Total Monthly Excess Spread:
With respect to any Distribution Date, the excess of Available Funds over amounts distributed to certificate holders as interest and principal (assuming for this purpose only that the Extra Principal Distribution Amount for that Distribution Date is equal to zero) pursuant to the “Interest Payment Priority” and “Principal Payment Priority” described herein.

Credit Enhancement (continued)
Pool Policy:
The Pool Policy will cover 97.64% of the Mortgage Loans (100.00% of the first lien Mortgage Loans) delivered on the Closing Date and is expected to cover all of the first lien, Subsequent Mortgage Loans. It will provide loss coverage for Realized Losses, once such Realized Losses reach 6.50% of the Total Cut-off Date Principal Balance, up to a limit of 8.30% of the Total Cut-off Date Principal Balance.
Coverage under the Pool Policy is subject to certain limitations and exclusions including, for example, losses resulting from fraud and physical damage to the mortgaged property and to certain conditions precedent to payment, such as notices, reports, compliance with certain representations and warranties. As a result, coverage under the Pool Policy may be denied or limited on covered Mortgage Loans.
The Pool Insurer also may affect the timing and conduct of foreclosure proceedings and other servicing decisions regarding defaulted Mortgage Loans covered by the Pool Policy. Under the Pool Policy, the amount of the claim generally will include interest to the date the claim is presented. However, the claim must be paid generally within 30 days thereafter. To the extent the Servicer is required to continue making monthly advances after the claim is presented but before the claim is paid, reimbursement of these advances will reduce the amount of liquidation proceeds available for distribution to certificate holders.

Credit Enhancement Percentage:
With respect to each class of Class A Certificates and Class M Certificates on any Distribution Date, the percentage obtained by dividing (x) the aggregate Certificate Balance of the class or classes subordinate thereto (including the OC), calculated after taking into account distributions of principal to the certificate holders then entitled to distributions of principal on such Distribution Date, by (y) the aggregate stated principal balance of the Mortgage Loans as of the last day of the related Remittance Period plus any amounts on deposit in the Pre-Funding Accounts.

	Credit Enhancement Percentage
	Certificate Class	Closing Date	After Stepdown Date
	A	19.75%	39.50%
	M-1	15.95%	31.90%
	M-2	12.60%	25.20%
	M-3	10.60%	21.20%
	M-4	8.80%	17.60%
	M-5	7.05%	14.10%
	M-6	5.45%	10.90%
	M-7	3.90%	7.80%
	M-8	2.75%	5.50%
	M-9	2.10%	4.20%
Stepdown Date:
The earlier to occur of (i) the first Distribution Date following the Distribution Date on which the aggregate Class Certificate Balance of the Class A Certificates has been reduced to zero and (ii) the later to occur of (A) the Distribution Date in July 2009 and (B) the date that the Credit Enhancement Percentage for the Class A Certificates (calculated for this purpose without taking into account distributions of principal to the holders of the certificates then entitled to distributions of principal on such Distribution Date) is greater than or equal to 39.50%.

Credit Enhancement (continued)
Trigger Event:
With respect to any Distribution Date on or after the Stepdown Date, a Trigger Event is in effect if:

(a)  the percentage obtained by dividing (x) the aggregate stated principal balance of Mortgage Loans delinquent 60 days or more (including Mortgage Loans in foreclosure, all REO property and each Mortgage Loan in bankruptcy) by (y) the aggregate stated principal balance of the Mortgage Loans, in each case, as of the last day of the previous calendar month, equals or exceeds 40.75% of the prior period's Credit Enhancement Percentage for the Class A Certificates; or

(b)  the aggregate amount of Realized Losses (as defined herein) incurred since the Cut-off Date through the last day of the related Remittance Period (reduced by the aggregate amount of subsequent recoveries received during that period) divided by the Total Cut-off Principal Balance, exceeds the approximate applicable percentages set forth below with respect to such Distribution Date:

	Distribution Date Occurring In	Percentage
	July 2008 through June 2009	1.45% for the first month, plus an additional 1/12th of 1.75% for each month thereafter
	July 2009 through June 2010	3.20% for the first month, plus an additional 1/12th of 1.85% for each month thereafter
	July 2010 through June 2011	5.05% for the first month, plus an additional 1/12th of 1.45% for each month thereafter
	July 2011 through June 2012	6.50% for the first month, plus an additional 1/12th of 0.80% for each month thereafter
	June 2012 and thereafter	7.30%

Payment of Interest
Pass-Through Rate:
With respect to each class of Class A and Class M Certificates on any Distribution Date, the lesser of (a) the related Formula Rate for such Distribution Date and (b) the related Net WAC Cap for such Distribution Date.

Formula Rate:
With respect to each class of Class A and Class M Certificates on any Distribution Date, the lesser of (a) 1-Month LIBOR as of the related LIBOR Determination Date plus the applicable certificate margin and (b) the related Maximum Cap.

Net WAC Cap:
With respect to the Class 1A Certificates, the Group I Net WAC Cap; with respect to the Class 2A Certificates, the Group II Net WAC Cap; with respect to the Class 3A Certificates, the Group III Net WAC Cap; and with respect to the Class M Certificates, the Subordinate Net WAC Cap.

Group I Net WAC Cap:
The per annum rate (subject to adjustment based on the actual number of days elapsed in the related Interest Accrual Period) equal to (x) the weighted average of the Expense Adjusted Net Mortgage Rates of the Group I Mortgage Loans and the per annum rate of any amount withdrawn from the Group I Interest Coverage Account, if any, for such Distribution Date (weighted based on the aggregate stated principal balance of the Group I Mortgage Loans and the amount in the Group I Pre-Funding Account) minus (y) a fraction, expressed as a percentage, (i) the numerator of which is equal to the product of twelve multiplied by the Group I Allocation Percentage of any Net Swap Payment or Group I Allocation Percentage of any Swap Termination Payment (only if such Swap Termination Payment was not due to an event of default or certain termination events with respect to the Swap Provider) made to the Swap Provider, if any, and (ii) the denominator of which is equal to the aggregate stated principal balance of the Group I Mortgage Loans as of the opening of business on the first day of the related Remittance Period plus any amounts on deposit in the Group I Pre-Funding Account.

Group I Maximum Cap:
The per annum rate (subject to adjustment based on the actual number of days elapsed in the related Interest Accrual Period) equal to the sum of (x) the weighted average of the Expense Adjusted Net Maximum Mortgage Rates of the Group I Mortgage Loans and (y) a fraction, expressed as a percentage, (i) the numerator of which is equal to the product of twelve multiplied by the Group I Allocation Percentage of any Net Swap Payment or Group I Allocation Percentage of any Swap Termination Payment (only if such Swap Termination Payment was not due to an event of default or certain termination events with respect to the Swap Provider) made by the Swap Provider, if any, and (ii) the denominator of which is equal to the aggregate stated principal balance of the Group I Mortgage Loans as of the opening of business on the first day of the related Remittance Period, plus any amounts on deposit in the Group I Pre-Funding Account.

Group II Net WAC Cap:
The per annum rate (subject to adjustment based on the actual number of days elapsed in the related Interest Accrual Period) equal to (x) the weighted average of the Expense Adjusted Net Mortgage Rates of the Group II Mortgage Loans and the per annum rate of any amount withdrawn from the Group II Interest Coverage Account, if any, for such Distribution Date (weighted based on the aggregate stated principal balance of the Group II Mortgage Loans and the amount in the Group II Pre-Funding Account) minus (y) a fraction, expressed as a percentage, (i) the numerator of which is equal to the product of twelve multiplied by the Group II Allocation Percentage of any Net Swap Payment or Group II Allocation Percentage of any Swap Termination Payment (only if such Swap Termination Payment was not due to an event of default or certain termination events with respect to the Swap Provider) made to the Swap Provider, if any, and (ii) the denominator of which is equal to the aggregate stated principal balance of the Group II Mortgage Loans as of the opening of business on the first day of the related Remittance Period plus any amounts on deposit in the Group II Pre-Funding Account.

Payment of Interest (continued)
Group II Maximum Cap:
The per annum rate (subject to adjustment based on the actual number of days elapsed in the related Interest Accrual Period) equal to the sum of (x) the weighted average of the Expense Adjusted Net Maximum Mortgage Rates of the Group II Mortgage Loans and (y) a fraction, expressed as a percentage, (i) the numerator of which is equal to the product of twelve multiplied by the Group II Allocation Percentage of any Net Swap Payment or Group II Allocation Percentage of any Swap Termination Payment (only if such Swap Termination Payment was not due to an event of default or certain termination events with respect to the Swap Provider) made by the Swap Provider, if any, and (ii) the denominator of which is equal to the aggregate stated principal balance of the Group II Mortgage Loans as of the opening of business on the first day of the related Remittance Period, plus any amounts on deposit in the Group II Pre-Funding Account.

Group III Net WAC Cap
The per annum rate (subject to adjustment based on the actual number of days elapsed in the related Interest Accrual Period) equal to (x) the weighted average of the Expense Adjusted Net Mortgage Rates of the Group III Mortgage Loans and the per annum rate of any amount withdrawn from the Group III Interest Coverage Account, if any, for such Distribution Date (weighted based on the aggregate stated principal balance of the Group III Mortgage Loans and the amount in the Group III Pre-Funding Account) minus (y) a fraction, expressed as a percentage, (i) the numerator of which is equal to the product of twelve multiplied by the Group III Allocation Percentage of any Net Swap Payment or Group III Allocation Percentage of any Swap Termination Payment (only if such Swap Termination Payment was not due to an event of default or certain termination events with respect to the Swap Provider) made to the Swap Provider, if any, and (ii) the denominator of which is equal to the aggregate stated principal balance of the Group III Mortgage Loans as of the opening of business on the first day of the related Remittance Period plus any amounts on deposit in the Group III Pre-Funding Account.

Group III Maximum Cap:
The per annum rate (subject to adjustment based on the actual number of days elapsed in the related Interest Accrual Period) equal to the sum of (x) the weighted average of the Expense Adjusted Net Maximum Mortgage Rates of the Group III Mortgage Loans and (y) a fraction, expressed as a percentage, (i) the numerator of which is equal to the product of twelve multiplied by the Group III Allocation Percentage of any Net Swap Payment or Group III Allocation Percentage of any Swap Termination Payment (only if such Swap Termination Payment was not due to an event of default or certain termination events with respect to the Swap Provider) made by the Swap Provider, if any, and (ii) the denominator of which is equal to the aggregate stated principal balance of the Group III Mortgage Loans as of the opening of business on the first day of the related Remittance Period, plus any amounts on deposit in the Group III Pre-Funding Account.

Payment of Interest (continued)

Subordinated Net WAC Cap:
The per annum rate equal to the weighted average (weighted in proportion to the results of subtracting from the aggregate stated principal balance of each loan group and the amount in the related pre-funding account, the aggregate Class Certificate Balance of the related Class A Certificates, before distributions on the related Distribution Date) of (i) the Group I Net WAC Cap, (ii) the Group II Net WAC Cap and (iii) the Group III Net WAC Cap.

Subordinated Maximum Cap:
The per annum rate equal to the weighted average (weighted in proportion to the results of subtracting from the aggregate stated principal balance of each loan group including amounts in the related pre-funding account, the aggregate class Certificate Balance of the related Class A Certificates, before distributions on the related Distribution Date) of (i) the Group I Maximum Cap, (ii) the Group II Maximum Cap and (iii) the Group III Maximum Cap.

Accrued Certificate Interest:
With respect to each class of the Class A and Class M Certificates on any Distribution Date, interest accrued during the related Interest Accrual Period on the Class Certificate Balance of that class immediately prior to such Distribution Date at the then applicable Pass-Through Rate for such class and reduced (to not less than zero), in the case of each such class, by the allocable share, if any, for such class, of prepayment interest shortfalls not covered by Compensating Interest and shortfalls resulting from the application of the Service members Civil Relief Act, as amended, in each case to the extent such shortfalls are not offset by interest accrued on the Class C Certificates.

Unpaid Interest Amounts:
With respect to each class of the Class A and Class M Certificates on any Distribution Date, the sum of (i) the excess of (A) the Accrued Certificate Interest for such class with respect to the prior Distribution Date, plus any undistributed Unpaid Interest Amounts from the prior Distribution Date, over (B) the amount actually distributed to such class with respect to interest on such prior Distribution Date and (ii) interest on such excess accrued at the Pass-Through Rate for such class.

Expense Adjusted Net Mortgage Rate:
The per annum rate equal to the weighted average of the mortgage rates of the Mortgage Loans as of the opening of business on the first day of the related Remittance Period minus the sum of (a) the Trustee Fee Rate and (b) the Servicing Fee Rate.

Expense Adjusted Net Maximum Mortgage Rate:
The per annum rate equal to the weighted average of the maximum mortgage rates (or the mortgage rate for such Mortgage Loan, in the case of the fixed-rate Mortgage Loans) of each Mortgage Loans as of the opening of business on the first day of the related Remittance Period minus the sum of (a) the Trustee Fee Rate and (b) the Servicing Fee Rate.

Compensating Interest:
The lesser of (i) prepayment interest shortfalls and (ii) the product of (a) 0.125% multiplied by (b) one-twelfth multiplied by (c) the aggregate stated principal balance of the Mortgage Loans as of the first day of the prior month.

Payment of Interest (continued)

Swap Agreement:
On the Closing Date, the Trustee on behalf of a trust (the “Supplemental Interest Trust”) will enter into a Swap Agreement with an initial notional amount of $2,982,043. Under the Swap Agreement, on or before each Distribution Date commencing with the 2nd Distribution Date and ending with the 60th Distribution Date, the Supplemental Interest Trust will be obligated to pay the Swap Provider a fixed amount equal to the product of (i) a fixed rate equal to 5.385% per annum, (ii) 250, (iii) the notional amount for such Distribution Date as set forth in the Swap Agreement and (iv) a fraction, the numerator of which is 30 and the denominator of which is 360, and the Swap Provider will be obligated to pay to the Supplemental Interest Trust a floating amount equal to the product of (i) one-month LIBOR (as determined pursuant to the Interest Rate Swap Agreement), (ii) 250, (iii) the notional amount for such Distribution Date as set forth in the Swap Agreement and (iv) a fraction, the numerator of which is equal to the actual number of days in the related calculation period as provided in the Interest Rate Swap Agreement, and the denominator of which is 360, until the Swap Agreement is terminated. Only the net amount of the two obligations will be paid by the appropriate party (“Net Swap Payment”). See the attached schedule.

Generally, the Net Swap Payment will be deposited into the Supplemental Interest Trust pursuant to the pooling and servicing agreement.

Upon early termination of the Swap Agreement, the Supplemental Interest Trust or the Swap Provider may be liable to make a termination payment (the ‘‘Swap Termination Payment’’) to the other party (regardless of which party caused the termination). The Swap Termination Payment will be computed in accordance with the procedures set forth in the Swap Agreement. In the event that the Supplemental Interest Trust is required to make a Swap Termination Payment, in certain instances, that payment will be paid on the related Distribution Date, and on any subsequent Distribution Dates until paid in full, prior to distributions to certificate holders (other than certain Swap Termination Payments resulting from an event of default or certain termination events with respect to the Swap Provider, which Swap Termination Payments will be subordinated to all distributions to certificate holders).
On each Distribution Date, amounts paid by the trust and on deposit in the Supplemental Interest Trust will be distributed as follows:
(i)  the Swap Provider, the Net Swap Payment, if any due to the Swap Provider; and
(ii)  the Swap Provider, the Swap Termination Payment, if any, owed to the Swap Provider, other than certain Swap Termination Payments resulting from an event of default or certain termination events with respect to the Swap Provider.

Payment of Interest (continued)
Swap Agreement: (continued)
On each Distribution Date, amounts paid by the Swap Provider and on deposit in the Supplemental Interest Trust will be distributed as follows, after distribution of the Available Funds for such Distribution Date are made to pay:

(i)  any portion of Accrued Certificate Interest remaining unpaid after distribution of the Interest Remittance Amount on such Distribution Date, and any accrued Unpaid Interest Amounts on the Class A Certificates, pro rata and then to pay any portion of Accrued Certificate Interest remaining unpaid after distribution of the Interest Remittance Amount on such Distribution Date and any accrued Unpaid Interest Amounts from prior Distribution Dates on the Class M Certificates, sequentially in order of seniority;

(ii)  any principal on the Class A Certificates and the Class M Certificates in accordance with the principal payment provisions described herein in an amount necessary to maintain the applicable Overcollateralization Target Amount;

(iii)  any Realized Loss Amounts remaining on the Class M Certificates, sequentially in order of seniority; and

(iv)  any unpaid Net WAC Cap Carryforward Amount on the Class A Certificates, pro rata based on such carryforward amounts, and then to pay any unpaid Net WAC Cap Carryforward Amount on the Class M Certificates, sequentially in order of seniority.

Net WAC Cap Carryforward Amount:
With respect to the Class A and Class M Certificates on any Distribution Date, (i) the excess of (a) the amount of interest a class of certificates would have accrued for such Distribution Date had the applicable Pass-Through Rate not been subject to the related Net WAC Cap, over (b) the amount of interest such class accrued for such Distribution Date based on the related Net WAC Cap, together with the unpaid portion of any such amounts from the prior Distribution Date and (ii) accrued interest thereon at the then applicable Pass-Through Rate, without giving effect to the related Net WAC Cap. The Net WAC Cap Carryforward Amount will be distributed from payments from certain amounts received by the Supplemental Interest Trust Administrator from the Swap Agreement and from the Total Monthly Excess Spread on a subordinated basis on the same Distribution Date or in any subsequent period. The ratings on each class of the Class A and Class M Certificates will not address the likelihood of the payment of any Net WAC Cap Carryforward Amount.

Group I Interest Remittance Amount:
With respect to any Distribution Date, the excess of (i) the portion of clause (x) of Available Funds with respect to the Group I Mortgage Loans attributable to interest over (ii) the Group I Allocation Percentage of the sum of any Net Swap Payment owed to the Swap Provider, any Swap Termination Payment (other than a Swap Termination Payment resulting from a Swap Provider Trigger Event) and expenses reimbursable to the Servicer and the Trustee.

Group II Interest Remittance Amount:
With respect to any Distribution Date, the excess of (i) the portion of clause (x) of Available Funds with respect to the Group II Mortgage Loans attributable to interest over (ii) the Group II Allocation Percentage of the sum of any Net Swap Payment owed to the Swap Provider, any Swap Termination Payment (other than a Swap Termination Payment resulting from a Swap Provider Trigger Event) and expenses reimbursable to the Servicer and the Trustee.

Group III Interest Remittance Amount:
With respect to any Distribution Date, the excess of (i) the portion of clause (x) of Available Funds with respect to the Group III Mortgage Loans attributable to interest over (ii) the Group III Allocation Percentage of the sum of any Net Swap Payment owed to the Swap Provider, any Swap Termination Payment (other than a Swap Termination Payment resulting from a Swap Provider Trigger Event) and expenses reimbursable to the Servicer and the Trustee.

Payment of Interest (continued)
Interest Payment Priority:
On each Distribution Date, the interest distributions will be made in the following order of priority:
(A) From the Group I Interest Remittance Amount to pay:

(i)  concurrently, on a pro rata basis based on remaining undistributed amounts, to (1) any Group II Net Swap Payment or Group II Swap Termination Payment owed to the Swap Provider (other than certain Swap Termination Payments resulting from an event of default or certain termination events with respect to the Swap Provider) remaining undistributed after distribution of the Group II Interest Remittance Amount on that Distribution Date and (2) to any Group III Net Swap Payment or Group III Swap Termination Payment owed to the Swap Provider (other than certain Swap Termination Payments resulting from an event of default or certain termination events with respect to the Swap Provider) remaining undistributed after distribution of the Group III Interest Remittance Amount on that Distribution Date;

(ii)  to the holders of the Class 1A Certificates, the Accrued Certificate Interest and any Unpaid Interest Amounts related to such Certificates; and

(iii)  concurrently, to the Class 2A and Class 3A-1, Class 3A-2, Class 3A-3 and Class 3A-4 Certificates, pro-rata, based on the undistributed amount for each such class, any Accrued Certificate Interest and any Unpaid Interest Amounts related to such Certificates remaining undistributed after distribution of the Group II Interest Remittance Amount and Group III Interest Remittance Amount on that Distribution Date.

(B) From the Group II Interest Remittance Amount to pay:

(i)  concurrently, on a pro rata basis based on remaining undistributed amounts, to (1) any Group I Net Swap Payment or Group I Swap Termination Payment owed to the Swap Provider (other than certain Swap Termination Payments resulting from an event of default or certain termination events with respect to the Swap Provider) remaining undistributed after distribution of the Group I Interest Remittance Amount on that Distribution Date and (2) to any Group III Net Swap Payment or Group III Swap Termination Payment owed to the Swap Provider (other than certain Swap Termination Payments resulting from an event of default or certain termination events with respect to the Swap Provider) remaining undistributed after distribution of the Group III Interest Remittance Amount on that Distribution Date;

(ii)  to the holders of the Class 2A Certificates, the Accrued Certificate Interest and any Unpaid Interest Amounts related to such Certificates; and

(iii)  concurrently, to the Class 1A and Class 3A-1, Class 3A-2, Class 3A-3 and Class 3A-4 Certificates, pro-rata, based on the undistributed amount for each such class, any Accrued Certificate Interest and any Unpaid Interest Amounts related to such Certificates remaining undistributed after distribution of the Group I Interest Remittance Amount and Group III Interest Remittance Amount on that Distribution Date.

Payment of Interest (continued)
Interest Payment Priority: (continued)
(C)      From the Group III Interest Remittance Amount to pay:

(i)  concurrently, to (1) any Group I Net Swap Payment or Group I Swap Termination Payment owed to the Swap Provider (other than certain Swap Termination Payments resulting from an event of default or certain termination events with respect to the Swap Provider) remaining undistributed after distribution of the Group I Interest Remittance Amount on that Distribution Date and (2) any Group II Net Swap Payment or Group II Swap Termination Payment owed to the Swap Provider (other than certain Swap Termination Payments resulting from an event of default or certain termination events with respect to the Swap Provider) remaining undistributed after distribution of the Group II Interest Remittance Amount on that Distribution Date;

(ii)  concurrently, to the holders of the Class 3A-1, Class 3A-2, Class 3A-3 and Class 3A-4 Certificates, pro-rata, based on the entitlement of each such class, the Accrued Certificate Interest and any Unpaid Interest Amounts related to such Certificates; and

(iii)  concurrently, to the Class 1A and Class 2A Certificates, pro-rata, based on the undistributed amount for each such class, any Accrued Certificate Interest and any Unpaid Interest Amounts related to such Certificates remaining undistributed after distribution of the Group I Interest Remittance Amount and Group II Interest Remittance Amount on that Distribution Date.

(D)      From the remaining Group I Interest Remittance Amount, Group II Interest Remittance Amount and Group III Interest Remittance Amount, sequentially to the holders of the Class M-1 Certificates, the Class M-2 Certificates, the Class M-3 Certificates, the Class M-4 Certificates, the Class M-5 Certificates, the Class M-6 Certificates, the Class M-7 Certificates, the Class M-8 Certificates and the Class M-9 Certificates, in that order, the Accrued Certificate Interest for each such class.

(E)     Any Group I Interest Remittance Amount, Group II Interest Remittance Amount and Group III Interest Remittance Amount remaining undistributed pursuant to clauses (A), (B), (C) and (D) above will constitute a portion of Total Monthly Excess Spread, if any, for such Distribution Date.

Payment of Principal
Group I Principal Distribution Amount:
With respect to any Distribution Date, the sum of (i) the excess of the portion of clause (x) of Available Funds with respect to the Group I Mortgage Loans attributable to principal over the Group I Allocation Percentage of the Excess Overcollateralization Amount and (ii) the Group I Allocation Percentage of the Extra Principal Distribution Amount.

Group II Principal Distribution Amount:
With respect to any Distribution Date, the sum of (i) the excess of the portion of clause (x) of Available Funds with respect to the Group II Mortgage Loans attributable to principal over the Group II Allocation Percentage of the Excess Overcollateralization Amount and (ii) the Group II Allocation Percentage of the Extra Principal Distribution Amount.

Group III Principal Distribution Amount:
With respect to any Distribution Date, the sum of (i) the excess of (x) the portion of clause of Available Funds with respect to the Group III Mortgage Loans attributable to principal over the Group III Allocation Percentage of the Excess Overcollateralization amount and (ii) the Group III Allocation Percentage of the Extra Principal Distribution Amount.

Group I Allocation Percentage:
With respect to any Distribution Date, the quotient of (x) the sum of (i) the aggregate stated principal balance of the Group I Mortgage Loans plus (ii) any amount in the Group I Pre-Funding Account divided by (y) the sum of (i) the aggregate stated principal balance of the Mortgage Loans and (ii) the amount on deposit in the Pre-Funding Accounts, in each case as of the last day of the preceding calendar month.

Group II Allocation Percentage:
With respect to any Distribution Date, the quotient of (x) the sum of (i) the aggregate stated principal balance of the Group II Mortgage Loans plus (ii) any amount in the Group II Pre-Funding Account divided by (y) the sum of (i) the aggregate stated principal balance of the Mortgage Loans and (ii) the amount on deposit in the Pre-Funding Accounts, in each case as of the last day of the preceding calendar month.

Group III Allocation Percentage:
With respect to any Distribution Date, the quotient of (x) the sum of (i) the aggregate stated principal balance of the Group III Mortgage Loans plus (ii) any amount in the Group III Pre-Funding Account divided by (y) the sum of (i) the aggregate stated principal balance of the Mortgage Loans and (ii) the amount on deposit in the Pre-Funding Accounts, in each case as of the last day of the preceding calendar month.

Payment of Principal (continued)
Principal Payment Priority:
On each Distribution Date (a) prior to the Stepdown Date or (b) on which a Trigger Event is in effect, principal collections (including principal payments received under the pool policy) and advances will be distributed in the following order of priority:

(A) The Group I Principal Distribution Amount to pay:

(i)  any Group I Net Swap Payment or Group I Swap Termination Payment owed to the Swap Provider (other than certain Swap Termination Payments resulting from an event of default or certain termination events with respect to the Swap Provider) remaining undistributed after distribution of the Group I Interest Remittance Amount, the Group II Interest Remittance Amount and the Group III Interest Remittance Amount;

(ii)  concurrently, on a pro rata basis based on remaining undistributed amounts, to (1) any Group II Net Swap Payment or Group II Swap Termination Payment owed to the Swap Provider (other than certain Swap Termination Payments resulting from an event of default or certain termination events with respect to the Swap Provider) remaining undistributed after distribution of the Group II Interest Remittance Amount, the Group I Interest Remittance Amount and the Group III Interest Remittance Amount and principal payment priority (B)(i) and (C)(i) below; and (2) to any Group III Net Swap Payment or Group III Swap Termination Payment owed to the Swap Provider (other than certain Swap Termination Payments resulting from an event of default or certain termination events with respect to the Swap Provider) remaining undistributed after distribution of the Group III Interest Remittance Amount, the Group I Interest Remittance Amount and the Group II Interest Remittance Amount and principal payment priority (B)(i) and (C)(i) below;

(iii)  to the Class 1A Certificates until the Certificate Balance of such class has been reduced to zero; and

(iv)  concurrently to the Class 2A Certificates and the Class 3A Certificates (allocated as described below), pro rata, until the Certificate Balance of each such class has been reduced to zero.

(B) The Group II Principal Distribution Amount to pay:

(i)  any Group II Net Swap Payment or Group II Swap Termination Payment owed to the Swap Provider (other than certain Swap Termination Payments resulting from an event of default or certain termination events with respect to the Swap Provider) remaining undistributed after distribution of the Group II Interest Remittance Amount, the Group I Interest Remittance Amount and the Group III Interest Remittance Amount;

(ii)  concurrently, on a pro rata basis based on remaining undistributed amounts, to (1) any Group I Net Swap Payment or Group I Swap Termination Payment owed to the Swap Provider (other than certain Swap Termination Payments resulting from an event of default or certain termination events with respect to the Swap Provider) remaining undistributed after distribution of the Group I Interest Remittance Amount, the Group II Interest Remittance Amount and the Group III Interest Remittance Amount and principal payment priority (A)(i) above and (C)(i) below; and (2) to any Group III Net Swap Payment or Group III Swap Termination Payment owed to the Swap Provider (other than certain Swap Termination Payments resulting from an event of default or certain termination events with respect to the Swap Provider) remaining undistributed after distribution of the Group III Interest Remittance Amount, the Group I Interest Remittance Amount and the Group II Interest Remittance Amount and principal payment priority (A)(i) and (C)(i) below;

(iii)  to the Class 2A Certificates, until the Certificate Balance of such class has been reduced to zero.

(iv)  concurrently to the Class 1A Certificates and the Class 3A Certificates (allocated as described below), pro rata, until the Certificate Balance of each such class has been reduced to zero.

Payment of Principal (continued)
Principal Payment Priority (continued):

(C)      The Group III Principal Distribution Amount (excluding the portion consisting of the Extra Principal Distribution Amount) to pay:
(i)  any Group III Net Swap Payment or Group III Swap Termination Payment owed to the Swap Provider (other than certain Swap Termination Payments resulting from an event of default or certain termination events with respect to the Swap Provider) remaining undistributed after distribution of the Group III Interest Remittance Amount, the Group I Interest Remittance Amount and the Group II Interest Remittance Amount;

(ii)  concurrently, on a pro rata basis based on remaining undistributed amounts, to (1) any Group I Net Swap Payment or Group I Swap Termination Payment owed to the Swap Provider (other than certain Swap Termination Payments resulting from an event of default or certain termination events with respect to the Swap Provider) remaining undistributed after distribution of the Group I Interest Remittance Amount, the Group II Interest Remittance Amount and the Group III Interest Remittance Amount and principal payment priority (A)(i) and (B)(i) above; and (2) to any Group III Net Swap Payment or Group III Swap Termination Payment owed to the Swap Provider (other than certain Swap Termination Payments resulting from an event of default or certain termination events with respect to the Swap Provider) remaining undistributed after distribution of the Group III Interest Remittance Amount, the Group I Interest Remittance Amount and the Group II Interest Remittance Amount and principal payment priority (A)(i) and (B)(i) above;

(iii)  sequentially, to the Class 3A-1, Class 3A-2, Class 3A-3 and Class 3A-4 Certificates in that order, until the Certificate Balance of each such class has been reduced to zero provided, however, that if the aggregate Certificate Balance of the Class M Certificates is reduced to zero and the OC for such Distribution Date is equal to or less than zero, the principal distribution to the Class 3A Certificates will be allocated concurrently, on a pro rata basis based on the Certificate Balance of each Group III Certificate); and

(iv)  concurrently, to the Class 1A Certificates and Class 2A Certificates, pro-rata, until the Certificate Balance of each such class has been reduced to zero.

(D)     The sum of any Group I Principal Distribution Amount, Group II Principal Distribution Amount and Group III Principal Distribution Amount remaining undistributed following the distributions pursuant to clauses (A), (B) and (C) above will be applied as follows:

(i)  to the Class M-1 Certificates until the Certificate Balance thereof has been reduced to zero;
(ii)  to the Class M-2 Certificates until the Certificate Balance thereof has been reduced to zero;
(iii)  to the Class M-3 Certificates until the Certificate Balance thereof has been reduced to zero;
(iv)  to the Class M-4 Certificates until the Certificate Balance thereof has been reduced to zero;
(v)  to the Class M-5 Certificates until the Certificate Balance thereof has been reduced to zero;
(vi)  to the Class M-6 Certificates until the Certificate Balance thereof has been reduced to zero;
(vii)  to the Class M-7 Certificates until the Certificate Balance thereof has been reduced to zero;
(viii)  to the Class M-8 Certificates until the Certificate Balance thereof has been reduced to zero; and
(ix)  to the Class M-9 Certificates until the Certificate Balance thereof has been reduced to zero.

Payment of Principal (continued)
Principal Payment Priority: (continued)
On each Distribution Date on or after the Stepdown Date and on which a Trigger Event is not in effect, principal collections (including principal payments received under the pool policy) and advances will be distributed in the following order of priority:

(A) The Group I Principal Distribution Amount to pay:

(i)  any Group I Net Swap Payment or Group I Swap Termination Payment owed to the Swap Provider (other than certain Swap Termination Payments resulting from an event of default or certain termination events with respect to the Swap Provider) remaining undistributed after distribution of the Group I Interest Remittance Amount, the Group II Interest Remittance Amount and the Group III Interest Remittance Amount;

(ii)  concurrently, on a pro rata basis based on remaining undistributed amounts, to (1) any Group II Net Swap Payment or Group II Swap Termination Payment owed to the Swap Provider (other than certain Swap Termination Payments resulting from an event of default or certain termination events with respect to the Swap Provider) remaining undistributed after distribution of the Group II Interest Remittance Amount, the Group I Interest Remittance Amount and the Group III Interest Remittance Amount and principal payment priority (B)(i) and (C)(i) below; and (2) to any Group III Net Swap Payment or Group III Swap Termination Payment owed to the Swap Provider (other than certain Swap Termination Payments resulting from an event of default or certain termination events with respect to the Swap Provider) remaining undistributed after distribution of the Group III Interest Remittance Amount, the Group I Interest Remittance Amount and the Group II Interest Remittance Amount and principal payment priority (B)(i) and (C)(i) below;

(iii)  to the Class 1A Certificates, the Group I Senior Principal Distribution Amount until the Certificate Balance of such class has been reduced to zero; and

(iv)  concurrently to the Class 2A Certificates and the Class 3A Certificates (allocated as described below), the Group II Senior Principal Distribution Amount and the Group III Senior Principal Distribution Amount remaining undistributed after distributions pursuant to clauses (B)(iv) and (C)(iv) below, respectively, pro rata based on such amounts remaining due, until the Certificate Balance of each such class has been reduced to zero.

(B) The Group II Principal Distribution Amount to pay:

(i)  any Group II Net Swap Payment or Group II Swap Termination Payment owed to the Swap Provider (other than certain Swap Termination Payments resulting from an event of default or certain termination events with respect to the Swap Provider) remaining undistributed after distribution of the Group II and Interest Remittance Amount, the Group I Interest Remittance Amount and the Group III Interest Remittance Amount;

(ii)  concurrently, on a pro rata basis based on remaining undistributed amounts, to (1) any Group I Net Swap Payment or Group I Swap Termination Payment owed to the Swap Provider (other than certain Swap Termination Payments resulting from an event of default or certain termination events with respect to the Swap Provider) remaining undistributed after distribution of the Group I and Interest Remittance Amount, the Group II Interest Remittance Amount and the Group III Interest Remittance Amount and principal payment priority (A)(i) above and (C)(i) below; and (2) to any Group III Net Swap Payment or Group III Swap Termination Payment owed to the Swap Provider (other than certain Swap Termination Payments resulting from an event of default or certain termination events with respect to the Swap Provider) remaining undistributed after distribution of the Group III Interest Remittance Amount, the Group I Interest Remittance Amount and the Group II Interest Remittance Amount and principal payment priority (A)(i) above and (C)(i) below;

Payment of Principal (continued)
Principal Payment Priority: (continued)

(iii)  to the Class 2A Certificates, the Group II Senior Principal Distribution Amount until the Certificate Balance of such class has been reduced to zero; and

(iv)  concurrently, to the Class 1A Certificates and the Class 3A Certificates (allocated as described below), the Group I Senior Principal Distribution Amount and the Group III Senior Principal Distribution Amount remaining undistributed after distributions pursuant to clauses (A)(iv) above and (C)(iv) below, respectively, pro rata based on such amounts remaining due, until the Certificate Balance of each such class has been reduced to zero.

(C) The Group III Principal Distribution Amount to pay:

(i)  any Group III Net Swap Payment or Group III Swap Termination Payment owed to the Swap Provider (other than certain Swap Termination Payments resulting from an event of default or certain termination events with respect to the Swap Provider) remaining undistributed after distribution of the Group III and Interest Remittance Amount, the Group I Interest Remittance Amount and the Group II Interest Remittance Amount;

(ii)  concurrently, on a pro rata basis based on remaining undistributed amounts, to (1) any Group I Net Swap Payment or Group I Swap Termination Payment owed to the Swap Provider (other than certain Swap Termination Payments resulting from an event of default or certain termination events with respect to the Swap Provider) remaining undistributed after distribution of the Group I and Interest Remittance Amount, the Group II Interest Remittance Amount and the Group III Interest Remittance Amount and principal payment priority (A)(i) and (B)(i) above; and (2) to any Group II Net Swap Payment or Group II Swap Termination Payment owed to the Swap Provider (other than certain Swap Termination Payments resulting from an event of default or certain termination events with respect to the Swap Provider) remaining undistributed after distribution of the Group II Interest Remittance Amount, the Group I Interest Remittance Amount and the Group III Interest Remittance Amount and principal payment priority (A)(i) and (B)(i) above;
(iii)  the Group III Senior Principal Distribution Amount, sequentially, to the Class 3A-1, Class 3A-2, Class 3A-3 and Class 3A-4 Certificates, in that order, until the Certificate Balance of each such class has been reduced to zero; provided however, that if the aggregate Certificate Balance of the Class M Certificates is reduced to zero and the OC for such Distribution Date is equal to or less than zero, the principal distribution will be allocated among the Class 3A Certificates concurrently, on a pro rata basis based on the Certificate Balance of each Class 3A Certificate); and

(iv)  concurrently to the Class 1A Certificates and the Class 2A Certificates, the Group I Senior Principal Distribution Amount and the Group II Senior Principal Distribution Amount remaining undistributed after distributions pursuant to clauses (A) (iv) and (B) (iv) above, respectively, pro rata based on such amounts remaining due, until the Certificate Balance of each such class has been reduced to zero.

Payment of Principal (continued)
Principal Payment Priority: (continued)

(D) The sum of any Group I Principal Distribution Amount, Group II Principal Distribution Amount and Group III Principal Distribution Amount remaining undistributed following the distribution pursuant to clauses (A), (B) and (C) above will be applied as follows:

(i)  to the Class M-1 Certificates, the Class M-1 Principal Distribution Amount, until the Certificate Balance thereof has been reduced to zero;

(ii)  to the Class M-2 Certificates, the Class M-2 Principal Distribution Amount, until the Certificate Balance thereof has been reduced to zero;

(iii)  to the Class M-3 Certificates, the Class M-3 Principal Distribution Amount, until the Certificate Balance thereof has been reduced to zero;

(iv)  to the Class M-4 Certificates, the Class M-4 Principal Distribution Amount, until the Certificate Balance thereof has been reduced to zero;

(v)  to the M-5 Certificates, the Class M-5 Principal Distribution Amount, until the Certificate Balance thereof has been reduced to zero;

(vi)  to the Class M-6 Certificates, the Class M-6 Principal Distribution Amount, until the Certificate Balance thereof has been reduced to zero;

(vii)  to the Class M-7 Certificates, the Class M-7 Principal Distribution Amount, until the Certificate Balance thereof has been reduced to zero;

(viii)  to the Class M-8 Certificates, the Class M-8 Principal Distribution Amount, until the Certificate Balance thereof has been reduced to zero; and

(ix)  to the Class M-9 Certificates, the Class M-9 Principal Distribution Amount, until the Certificate Balance thereof has been reduced to zero.

Payment of Principal (continued)
Group I Senior Principal Distribution Amount:
With respect to any Distribution Date, an amount equal to the excess of (x) the Certificate Balance of the Group I Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 60.50% and (ii) the aggregate stated principal balance of the Group I Mortgage Loans as of the last day of the related Remittance Period (after giving effect to principal prepayments in the related Prepayment Period) plus any amounts on deposit in the Group I Pre-Funding Account, and (B) the aggregate stated principal balance of the Group I Mortgage Loans as of the last day of the related Remittance Period (after giving effect to principal prepayments in the related Prepayment Period) plus any amounts on deposit in the Group I Pre-Funding Account, minus approximately 0.50% of the sum of (1) the aggregate stated principal balance of the Group I Mortgage Loans delivered on the Closing Date plus (2) the original amount on deposit in the Group I Pre-Funding Account.

Group II Senior Principal Distribution Amount:
With respect to any Distribution Date, an amount equal to the excess of (x) the Certificate Balance of the Group II Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 60.50% and (ii) the aggregate stated principal balance of the Group II Mortgage Loans as of the last day of the related Remittance Period (after giving effect to principal prepayments in the related Prepayment Period) plus any amounts on deposit in the Group II Pre-Funding Account, and (B) the aggregate stated principal balance of the Group II Mortgage Loans as of the last day of the related Remittance Period (after giving effect to principal prepayments in the related Prepayment Period) plus any amounts on deposit in the Group II Pre-Funding Account, minus approximately 0.50% of the sum of (1) the aggregate stated principal balance of the Group II Mortgage Loans delivered on the Closing Date plus (2) the original amount on deposit in the Group II Pre-Funding Account.

Group III Senior Principal Distribution Amount:
With respect to any Distribution Date, an amount equal to the excess of (x) the Certificate Balance of the Group III Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 60.50% and (ii) the aggregate stated principal balance of the Group III Mortgage Loans as of the last day of the related Remittance Period (after giving effect to principal prepayments in the related Prepayment Period) plus any amounts on deposit in the Group III Pre-Funding Account, and (B) the aggregate stated principal balance of the Group III Mortgage Loans as of the last day of the related Remittance Period (after giving effect to principal prepayments in the related Prepayment Period) plus any amounts on deposit in the Group III Pre-Funding Account, minus approximately 0.50% of the sum of (1) the aggregate stated principal balance of the Group III Mortgage Loans delivered on the Closing Date plus (2) the original amount on deposit in the Group III Pre-Funding Account.

Class M-1 Principal Distribution Amount:
An amount equal to the excess of (x) the sum of (i) the aggregate Certificate Balance of the Class A Certificates (after taking into account the payment of principal to such class on such Distribution Date) and (ii) the Certificate Balance of the Class M-1 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 68.10% and (ii) the aggregate stated principal balance of the Mortgage Loans as of the last day of the related Remittance Period (after giving effect to principal prepayments in the related Prepayment Period) plus any amounts on deposit in the Pre-Funding Account, and (B) the aggregate stated principal balance of the Mortgage Loans as of the last day of the related Remittance Period (after giving effect to principal prepayments in the related Prepayment Period) plus any amounts on deposit in the Pre-Funding Accounts, minus approximately 0.50% of the sum of the (a) aggregate stated principal balance of the Mortgage Loans delivered on the Closing Date and (b) the original amounts on deposit in the Pre-Funding Accounts.

Payment of Principal (continued)
Class M-2 Principal Distribution Amount:
An amount equal to the excess of (x) the sum of (i) the aggregate Certificate Balance of the Class A Certificates and Class M-1 Certificates (after taking into account the payment of principal to such classes on such Distribution Date) and (ii) the Certificate Balance of the Class M-2 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 74.80% and (ii) the aggregate stated principal balance of the Mortgage Loans as of the last day of the related Remittance Period (after giving effect to principal prepayments in the related Prepayment Period) plus any amounts on deposit in the Pre-Funding Account, and (B) the aggregate stated principal balance of the Mortgage Loans as of the last day of the related Remittance Period (after giving effect to principal prepayments in the related Prepayment Period) plus any amounts on deposit in the Pre-Funding Accounts, minus approximately 0.50% of the sum of the (a) aggregate stated principal balance of the Mortgage Loans delivered on the Closing Date and (b) the original amounts on deposit in the Pre-Funding Accounts.

Class M-3 Principal Distribution Amount:
An amount equal to the excess of (x) the sum of (i) the aggregate Certificate Balance of the Class A Certificates, Class M-1 Certificates and Class M-2 Certificates (after taking into account the payment of principal to such classes on such Distribution Date) and (ii) the Certificate Balance of the Class M-3 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 78.80% and (ii) the aggregate stated principal balance of the Mortgage Loans as of the last day of the related Remittance Period (after giving effect to principal prepayments in the related Prepayment Period) plus any amounts on deposit in the Pre-Funding Account, and (B) the aggregate stated principal balance of the Mortgage Loans as of the last day of the related Remittance Period (after giving effect to principal prepayments in the related Prepayment Period) plus any amounts on deposit in the Pre-Funding Accounts, minus approximately 0.50% of the sum of the (a) aggregate stated principal balance of the Mortgage Loans delivered on the Closing Date and (b) the original amounts on deposit in the Pre-Funding Accounts.

Class M-4 Principal Distribution Amount:
An amount equal to the excess of (x) the sum of (i) the aggregate Certificate Balance of the Class A Certificates, Class M-1 Certificates, Class M-2 Certificates and Class M-3 Certificates (after taking into account the payment of principal to such classes on such Distribution Date) and (ii) the Certificate Balance of the Class M-4 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 82.40% and (ii) the aggregate stated principal balance of the Mortgage Loans as of the last day of the related Remittance Period (after giving effect to principal prepayments in the related Prepayment Period) plus any amounts on deposit in the Pre-Funding Account, and (B) the aggregate stated principal balance of the Mortgage Loans as of the last day of the related Remittance Period (after giving effect to principal prepayments in the related Prepayment Period) plus any amounts on deposit in the Pre-Funding Accounts, minus approximately 0.50% of the sum of the (a) aggregate stated principal balance of the Mortgage Loans delivered on the Closing Date and (b) the original amounts on deposit in the Pre-Funding Accounts.

Class M-5 Principal Distribution Amount:
An amount equal to the excess of (x) the sum of (i) the aggregate Certificate Balance of the Class A Certificates, Class M-1 Certificates, Class M-2 Certificates, Class M-3 Certificates and Class M-4 Certificates (after taking into account the payment of principal to such classes on such Distribution Date) and (ii) the Certificate Balance of the Class M-5 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 85.90% and (ii) the aggregate stated principal balance of the Mortgage Loans as of the last day of the related Remittance Period (after giving effect to principal prepayments in the related Prepayment Period) plus any amounts on deposit in the Pre-Funding Account, and (B) the aggregate stated principal balance of the Mortgage Loans as of the last day of the related Remittance Period (after giving effect to principal prepayments in the related Prepayment Period) plus any amounts on deposit in the Pre-Funding Accounts, minus approximately 0.50% of the sum of the (a) aggregate stated principal balance of the Mortgage Loans delivered on the Closing Date and (b) the original amounts on deposit in the Pre-Funding Accounts.

Payment of Principal (continued)
Class M-6 Principal Distribution Amount:
An amount equal to the excess of (x) the sum of (i) the aggregate Certificate Balance of the Class A Certificates, Class M-1 Certificates, Class M-2 Certificates, Class M-3 Certificates, Class M-4 Certificates and Class M-5 Certificates (after taking into account the payment of principal to such classes on such Distribution Date) and (ii) the Certificate Balance of the Class M-6 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 89.10% and (ii) the aggregate stated principal balance of the Mortgage Loans as of the last day of the related Remittance Period (after giving effect to principal prepayments in the related Prepayment Period) plus any amounts on deposit in the Pre-Funding Account, and (B) the aggregate stated principal balance of the Mortgage Loans as of the last day of the related Remittance Period (after giving effect to principal prepayments in the related Prepayment Period) plus any amounts on deposit in the Pre-Funding Accounts, minus approximately 0.50% of the sum of the (a) aggregate stated principal balance of the Mortgage Loans delivered on the Closing Date and (b) the original amounts on deposit in the Pre-Funding Accounts.

Class M-7 Principal Distribution Amount:
An amount equal to the excess of (x) the sum of (i) the aggregate Certificate Balance of the Class A Certificates, Class M-1 Certificates, Class M-2 Certificates, Class M-3 Certificates, Class M-4 Certificates, Class M-5 Certificates and Class M-6 Certificates (after taking into account the payment of principal to such classes on such Distribution Date) and (ii) the Certificate Balance of the Class M-7 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 92.20% and (ii) the aggregate stated principal balance of the Mortgage Loans as of the last day of the related Remittance Period (after giving effect to principal prepayments in the related Prepayment Period) plus any amounts on deposit in the Pre-Funding Account, and (B) the aggregate stated principal balance of the Mortgage Loans as of the last day of the related Remittance Period (after giving effect to principal prepayments in the related Prepayment Period) plus any amounts on deposit in the Pre-Funding Accounts, minus approximately 0.50% of the sum of the (a) aggregate stated principal balance of the Mortgage Loans delivered on the Closing Date and (b) the original amounts on deposit in the Pre-Funding Accounts.

Class M-8 Principal Distribution Amount:
An amount equal to the excess of (x) the sum of (i) the aggregate Certificate Balance of the Class A Certificates, Class M-1 Certificates, Class M-2 Certificates, Class M-3 Certificates, Class M-4 Certificates, Class M-5 Certificates, Class M-6 Certificates and Class M-7 Certificates (after taking into account the payment of principal to such classes on such Distribution Date) and (ii) the Certificate Balance of the Class M-8 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 94.50% and (ii) the aggregate stated principal balance of the Mortgage Loans as of the last day of the related Remittance Period (after giving effect to principal prepayments in the related Prepayment Period) plus any amounts on deposit in the Pre-Funding Account, and (B) the aggregate stated principal balance of the Mortgage Loans as of the last day of the related Remittance Period (after giving effect to principal prepayments in the related Prepayment Period) plus any amounts on deposit in the Pre-Funding Accounts, minus approximately 0.50% of the sum of the (a) aggregate stated principal balance of the Mortgage Loans delivered on the Closing Date and (b) the original amounts on deposit in the Pre-Funding Accounts.

Class M-9 Principal Distribution Amount:
An amount equal to the excess of (x) the sum of (i) the aggregate Certificate Balance of the Class A Certificates, Class M-1 Certificates, Class M-2 Certificates, Class M-3 Certificates, Class M-4 Certificates, Class M-5 Certificates, Class M-6 Certificates, Class M-7 Certificates and Class M-8 Certificates (after taking into account the payment of principal to such classes on such Distribution Date) and (ii) the Certificate Balance of the Class M-9 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 95.80% and (ii) the aggregate stated principal balance of the Mortgage Loans as of the last day of the related Remittance Period (after giving effect to principal prepayments in the related Prepayment Period) plus any amounts on deposit in the Pre-Funding Account, and (B) the aggregate stated principal balance of the Mortgage Loans as of the last day of the related Remittance Period (after giving effect to principal prepayments in the related Prepayment Period) plus any amounts on deposit in the Pre-Funding Accounts, minus approximately 0.50% of the sum of the (a) aggregate stated principal balance of the Mortgage Loans delivered on the Closing Date and (b) the original amounts on deposit in the Pre-Funding Accounts.

Allocation of Losses
Realized Losses:
The excess of the stated principal balance of a defaulted mortgage loan over the net liquidation proceeds (that are allocated to the principal balance of such mortgage loan). To the extent the Servicer receives subsequent recoveries with respect to any mortgage loan, the amount of any Realized Loss with respect to that mortgage loan will be reduced by such subsequent recoveries. Realized Losses refer to the aggregate amount of losses on the Mortgage Loans.

Allocation of Realized Losses:
Any Realized Losses on the Mortgage Loans on any Distribution Date will first be absorbed by Total Monthly Excess Spread and the OC until cumulative Realized Losses begin to be absorbed by the Pool Policy. From that point until coverage under the Pool Policy is exhausted, Realized Losses on the Mortgage Loans will be covered by the Pool Policy. After the Pool Policy is exhausted, Realized Losses on the Mortgage Loans will once again be absorbed by the Total Monthly Excess Spread and OC. If on any Distribution Date as a result of Realized Losses on the Mortgage Loans, the aggregate Certificate Balance of the Class A Certificates and Class M Certificates after giving effect to principal distributions on such date exceeds the aggregate stated principal balance of the Mortgage Loans as of the last day of the related Remittance Period, such excess (the “Realized Loss Amount”) will be allocated in the following order: Class M-9, Class M-8, Class M-7, Class M-6, Class M-5, Class M-4, Class M-3, Class M-2 and Class M-1 Certificates. Any such allocation to a class of Certificates will be effected by reducing the class Certificate Balance of such class.

Investors in the Class A Certificates should note, however, that although Realized Losses cannot be allocated to such Certificates under certain loss scenarios there may not be enough principal and interest on the Mortgage Loans to distribute to the holders of such Certificates all principal and interest amounts to which they are then entitled. Once Realized Losses are allocated to the Class M Certificates, such amounts with respect to such Certificates will no longer accrue interest. However, the amount of any Realized Losses allocated to the Class M Certificates may be distributed to the holders of those Certificates from Total Monthly Excess Spread, sequentially, as described below.

Payment of Total Monthly Excess Spread
Total Monthly Excess Spread Distributions:
With respect to any Distribution Date, any Total Monthly Excess Spread will be distributed in the following order:

(i)         to the Class A Certificates and Class M Certificates then entitled to receive distributions in respect of principal, in an amount equal to the Extra Principal Distribution Amount to be paid as a component of the Group I Principal Distribution Amount, the Group II Principal Distribution Amount and the Group III Distribution Amount as described above;

(ii)         to the Class M-1 Certificates, in an amount equal to any Unpaid Interest Amounts for such Certificates;

(iii)         to the Class M-1 Certificates, in an amount equal to the previously allocated and unreimbursed Realized Loss Amounts;

(iv)        to the Class M-2 Certificates, in an amount equal to any Unpaid Interest Amounts for such Certificates;

(v)         to the Class M-2 Certificates, in an amount equal to the previously allocated and unreimbursed Realized Loss Amounts;

(vi)        to the Class M-3 Certificates, in an amount equal to any Unpaid Interest Amounts for such Certificates;

(vii)       to the Class M-3 Certificates, in an amount equal to the previously allocated and unreimbursed Realized Loss Amounts;

(viii)   to the Class M-4 Certificates, in an amount equal to any Unpaid Interest Amounts for such Certificates;

(ix)  to the Class M-4 Certificates, in an amount equal to the previously allocated and unreimbursed Realized Loss Amounts;

(x)  to the Class M-5 Certificates, in an amount equal to any Unpaid Interest Amounts for such Certificates;

(xi)  to the Class M-5 Certificates, in an amount equal to the previously allocated and unreimbursed Realized Loss Amounts;

(xii)  to the Class M-6 Certificates, in an amount equal to any Unpaid Interest Amounts for such Certificates;

(xiii)  to the Class M-6 Certificates, in an amount equal to the previously allocated and unreimbursed Realized Loss Amounts;

(xiv)  to the Class M-7 Certificates, in an amount equal to any Unpaid Interest Amounts for such Certificates;

(xv)  to the Class M-7 Certificates, in an amount equal to the previously allocated and unreimbursed Realized Loss Amounts;

(xvi)  to the Class M-8 Certificates, in an amount equal to any Unpaid Interest Amounts for such Certificates;
(xvii)  to the Class M-8 Certificates, in an amount equal to the previously allocated and unreimbursed Realized Loss Amounts;

(xviii)  to the Class M-9 Certificates, in an amount equal to any Unpaid Interest Amounts for such Certificates;

(xix)  to the Class M-9 Certificates, in an amount equal to the previously allocated and unreimbursed Realized Loss Amounts;

(xx)  to the Class A and Class M Certificates any Net WAC Cap Carryforward Amount for such classes;

(xxi)  to the Swap Provider, any Swap Termination Payments resulting from an event of default or certain termination events with the respect to the Swap Provider and not previously paid, and

(xxii)  to the Class C Certificates, as provided in the pooling and servicing agreement.

Swap Notional Schedule

Period	Notional Amount ($)	Swap Strike
1	0	5.385
2	2,982,043	5.385
3	2,952,063	5.385
4	2,912,989	5.385
5	2,864,809	5.385
6	2,807,422	5.385
7	2,740,998	5.385
8	2,665,796	5.385
9	2,582,138	5.385
10	2,490,572	5.385
11	2,391,619	5.385
12	2,286,511	5.385
13	2,178,408	5.385
14	2,073,399	5.385
15	1,973,096	5.385
16	1,877,395	5.385
17	1,784,660	5.385
18	1,695,010	5.385
19	1,610,059	5.385
20	1,531,094	5.385
21	1,455,212	5.385
22	1,378,840	5.385
23	1,293,868	5.385
24	1,174,256	5.385
25	1,061,352	5.385
26	952,800	5.385
27	863,075	5.385
28	788,011	5.385
29	737,632	5.385
30	693,544	5.385
31	653,510	5.385
32	615,214	5.385
33	578,038	5.385
34	541,139	5.385
35	495,129	5.385
36	408,475	5.385
37	214,996	5.385
38	184,635	5.385
39	176,563	5.385
40	168,824	5.385
41	161,403	5.385
42	154,083	5.385
43	147,247	5.385
44	140,496	5.385
45	133,700	5.385
46	126,563	5.385
47	120,104	5.385
48	112,936	5.385
49	101,827	5.385
50	96,756	5.385
51	92,463	5.385
52	88,330	5.385
53	84,350	5.385
54	80,518	5.385
55	76,829	5.385
56	73,276	5.385
57	69,854	5.385
58	66,559	5.385
59	63,385	5.385
60	60,329	5.385

FOR ADDITIONAL INFORMATION PLEASE CALL:

Credit Suisse Securities (USA) LLC

ABS Banking

Janie Lee	212-325-9283
Elton Wells	212-325-5023
Kevin Collins	212-538-2596

Structuring / Collateral

Obi (structuring)	212-325-2384
Kashif Gilani (structuring)	212-325-8697
Amit Sharma (collateral)	212-325-5180

Syndicate

Tricia Hazelwood	212-325-8549
Melissa Simmons	212-325-8549
James Drvostep	212-325-8549

Rating Agencies

Moody’s
Eric Fellows	415-274-1728
Guarav Singhania	212-553-3854

Standard & Poor’s
David Glehan	212-438-7324
Daniel Hall	212-438-1576

Fitch
Kei Ishidoya	212-908-0238
Marilyn Perez	212-908-0387

$442,888,000
(Approximate)

(Sponsor, Seller & Servicer)

Collateral Term Sheet

Home Equity Mortgage Loan Asset-Backed Trust,

Series INABS 2006-C
(Issuing Entity)

IndyMac MBS, Inc.
(Depositor)

June 7, 2006

Filed pursuant to Rule 433(d)
Registration Statement #: 333-132042
Disclaimer

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-221-1037.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement that will be prepared for the securities offering to which this free writing prospectus relates. This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

The information in this free writing prospectus is preliminary, and may be superseded by an additional free writing prospectus provided to you prior to the time you enter into a contract of sale. This preliminary free writing prospectus is being delivered to you solely to provide you with information about the offering of the securities referred to herein. The securities are being offered when, as and if issued. In particular, you are advised that these securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials.

A contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have confirmed the allocation of securities to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us. You may withdraw your offer to purchase securities at any time prior to our acceptance of your offer.

Any legends, disclaimers or other notices that may appear at the bottom of the email communication to which this free writing prospectus is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) no representation that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

The Mortgage Loans (All Collateral)

Collateral Summary
Statistics listed below and in the tables following are for the Mortgage Loans included in the Statistical Pool and are based on the Statistical Cut-off Date Balance.

Summary

Total Scheduled Principal Balance:	$766,044,560

Number of Mortgage Loans:	4,228

Average Scheduled Principal Balance:	$181,184

Weighted Average Gross Coupon:	8.520%

Weighted Average Net Coupon[1]:	8.015%

Weighted Average Original FICO Score[2]:	614

Weighted Average Original LTV Ratio[3]:	78.53%

Weighted Average Stated Remaining Term:	355

Weighted Average Seasoning:	1 month

Weighted Average Months to Next Adjustment[4]:	26 months

Weighted Average Gross Margin[4]:	5.377%

Weighted Average Initial Rate Cap[4]:	3.076%

Weighted Average Periodic Rate Cap[4]:	1.123%

Weighted Average Gross Maximum Lifetime Rate[4]:	14.516%

Weighted Average Gross Minimum Lifetime Rate[4]:	5.377%

Interest Only:	24.99%

(1)  Equivalent to the Gross Coupon minus the Servicing Fee Rate and Trustee Fee Rate.
(2)  Refers to a non-zero weighted average.
(3)  References to loan-to-value ratios are references to combined loan-to-value ratios with respect to second lien Mortgage Loans.
(4)  ARM Loans only.

The analyses, calculations and valuations herein are based on certain assumptions and data provided by third parties that may vary from the actual characteristics of the pool. Credit Suisse Securities (USA) LLC has not verified these analyses, calculations or valuations or represent that any such valuations represent levels where actual trades may occur.

The Total Mortgage Loans (All Collateral)

Distribution by Current Unpaid Principal Balance
Current Unpaid Principal Balance ($)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd.Avg. Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	Wtd. Avg. DTI (%)
0.01 - 50,000.00	383	13,416,962	1.75	35,031	10.078	82.22	644	43.94	35.92
50,000.01 - 100,000.00	801	61,741,535	8.06	77,081	9.558	79.17	609	59.88	37.45
100,000.01 - 150,000.00	859	107,374,160	14.02	124,999	9.008	78.69	600	59.74	38.87
150,000.01 - 200,000.00	673	118,629,703	15.49	176,270	8.731	78.59	600	57.90	40.22
200,000.01 - 250,000.00	512	115,432,779	15.07	225,455	8.580	76.71	605	50.45	41.67
250,000.01 - 300,000.00	378	103,819,919	13.55	274,656	8.404	78.88	611	41.76	41.30
300,000.01 - 350,000.00	229	74,167,973	9.68	323,878	8.201	80.00	616	43.73	41.85
350,000.01 - 400,000.00	199	75,054,850	9.80	377,160	8.061	79.01	623	35.74	41.45
400,000.01 - 450,000.00	84	35,985,652	4.70	428,401	7.507	78.09	644	36.69	43.37
450,000.01 - 500,000.00	67	32,284,289	4.21	481,855	7.485	78.26	653	29.82	43.89
500,000.01 - 550,000.00	11	5,759,343	0.75	523,577	6.912	80.73	644	63.58	46.42
550,000.01 - 600,000.00	13	7,446,116	0.97	572,778	7.517	80.11	655	53.53	40.91
600,000.01 - 650,000.00	7	4,466,000	0.58	638,000	7.525	76.01	671	27.99	41.07
650,000.01 - 700,000.00	1	670,500	0.09	670,500	6.500	84.98	785	100.00	52.72
700,000.01 - 750,000.00	6	4,372,258	0.57	728,710	7.697	72.54	629	83.17	48.40
800,000.01 - 850,000.00	1	824,000	0.11	824,000	7.875	80.00	698	0.00	43.17
950,000.01 - 1,000,000.00	3	2,998,522	0.39	999,507	7.208	68.71	691	33.35	41.39
1,000,000.01 or greater	1	1,600,000	0.21	1,600,000	9.500	62.75	594	100.00	8.68
Total:	4,228	766,044,560	100.00	181,184	8.520	78.53	614	48.98	40.73

Distribution by Current Gross Mortgage Rate
Current Gross Mortgage Rate (%)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg. Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	Wtd. Avg. DTI (%)
4.001 - 4.500	2	596,720	0.08	298,360	4.435	80.00	650	17.42	46.91
4.501 - 5.000	4	1,737,500	0.23	434,375	4.810	75.39	710	43.60	41.90
5.001 - 5.500	12	3,837,073	0.50	319,756	5.334	77.14	681	49.77	42.51
5.501 - 6.000	38	10,866,714	1.42	285,966	5.905	73.58	683	53.89	45.62
6.001 - 6.500	129	34,743,706	4.54	269,331	6.389	76.59	686	45.48	41.19
6.501 - 7.000	269	71,097,063	9.28	264,301	6.838	76.70	657	40.70	41.39
7.001 - 7.500	337	76,974,193	10.05	228,410	7.345	76.77	634	48.64	41.34
7.501 - 8.000	527	113,832,278	14.86	216,001	7.825	77.89	621	53.24	41.10
8.001 - 8.500	461	98,373,076	12.84	213,391	8.335	79.25	607	48.84	41.23
8.501 - 9.000	574	100,674,101	13.14	175,390	8.812	80.40	597	52.10	41.14
9.001 - 9.500	519	83,857,476	10.95	161,575	9.322	82.65	601	49.05	39.51
9.501 - 10.000	503	72,084,633	9.41	143,309	9.801	83.06	595	45.36	40.02
10.001 - 10.500	316	35,194,736	4.59	111,376	10.286	81.72	591	39.75	38.79
10.501 - 11.000	199	24,995,805	3.26	125,607	10.801	73.29	571	51.12	39.95
11.001 - 11.500	117	13,053,799	1.70	111,571	11.271	67.44	552	58.52	39.36
11.501 - 12.000	115	12,764,224	1.67	110,993	11.799	66.90	548	66.87	38.40
12.001 - 12.500	64	8,060,210	1.05	125,941	12.274	64.72	539	58.20	40.22
12.501 - 13.000	22	1,792,870	0.23	81,494	12.782	64.66	548	63.55	38.53
13.001 - 13.500	11	1,154,819	0.15	104,984	13.318	61.36	522	46.73	39.88
13.501 - 14.000	7	293,966	0.04	41,995	13.885	92.39	651	44.76	40.84
14.001 - 14.500	2	59,600	0.01	29,800	14.401	87.93	634	0.00	37.04
Total:	4,228	766,044,560	100.00	181,184	8.520	78.53	614	48.98	40.73

Distribution by FICO Score
FICO Score	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg. Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	Wtd. Avg. DTI (%)
500 and below	30	4,655,888	0.61	155,196	9.629	78.37	500	79.06	42.33
501 - 520	229	35,180,626	4.59	153,627	10.345	68.42	511	66.48	42.02
521 - 540	329	56,170,895	7.33	170,732	9.793	70.83	531	62.83	41.05
541 - 560	396	66,363,458	8.66	167,584	9.117	73.50	552	64.01	40.24
561 - 580	404	72,613,658	9.48	179,737	8.761	76.22	571	69.55	41.42
581 - 600	454	86,144,800	11.25	189,746	8.493	79.08	590	60.50	40.66
601 - 620	707	130,648,250	17.05	184,792	8.603	83.20	613	61.75	40.76
621 - 640	443	89,700,761	11.71	202,485	8.046	79.71	630	35.65	41.39
641 - 660	335	67,286,402	8.78	200,855	8.022	80.36	650	28.56	40.45
661 - 680	247	50,510,754	6.59	204,497	7.859	81.02	669	21.29	39.77
681 - 700	230	32,843,653	4.29	142,798	8.081	81.86	691	12.72	40.56
701 - 720	184	27,471,217	3.59	149,300	7.691	81.65	710	33.40	39.40
721 - 740	128	20,921,792	2.73	163,452	7.381	80.80	730	18.63	40.36
741 - 760	66	12,011,229	1.57	181,988	7.313	80.89	748	22.74	38.64
761 - 780	27	7,556,848	0.99	279,883	7.112	80.38	770	43.88	39.32
781 - 800	16	4,808,161	0.63	300,510	6.749	77.91	788	28.80	43.75
801 - 820	3	1,156,165	0.15	385,388	6.757	74.77	806	34.47	37.41
Total:	4,228	766,044,560	100.00	181,184	8.520	78.53	614	48.98	40.73

Distribution by Lien Status
Lien Status	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg. Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	Wtd. Avg. DTI (%)
First Lien	3,885	747,981,812	97.64	192,531	8.487	78.21	612	49.65	40.79
Second Lien	343	18,062,748	2.36	52,661	9.915	91.50	705	21.17	38.28
Total	4,228	766,044,560	100.00	181,184	8.520	78.53	614	48.98	40.73

Distribution by Original LTV [1]
Original LTV (%)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg. Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	Wtd. Avg. DTI (%)
50.00 and below	213	30,917,200	4.04	145,151	8.819	41.32	580	48.97	37.80
50.01 - 55.00	90	16,104,379	2.10	178,938	9.542	53.20	579	34.21	39.91
55.01 - 60.00	127	24,022,589	3.14	189,154	8.640	57.73	582	47.74	41.95
60.01 - 65.00	188	40,098,106	5.23	213,288	8.754	63.31	592	51.79	39.69
65.01 - 70.00	370	63,427,055	8.28	171,424	9.482	68.72	572	61.07	40.29
70.01 - 75.00	290	55,722,535	7.27	192,147	8.431	74.00	602	49.42	40.89
75.01 - 80.00	1,255	271,367,631	35.42	216,229	7.786	79.71	636	37.29	41.52
80.01 - 85.00	377	67,816,946	8.85	179,886	8.670	84.43	593	51.62	40.46
85.01 - 90.00	758	115,885,413	15.13	152,883	8.837	89.61	620	49.59	39.95
90.01 - 95.00	227	37,039,428	4.84	163,169	8.810	94.76	625	70.22	41.37
95.01 - 100.00	333	43,643,278	5.70	131,061	9.618	99.95	636	83.26	41.00
Total:	4,228	766,044,560	100.00	181,184	8.520	78.53	614	48.98	40.73
(1) References to loan-to-value ratios are references to combined loan-to-value ratios with respect to second lien Mortgage Loans.

Distribution by Documentation Type
Documentation Type	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg. Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	Wtd. Avg. DTI (%)
Full	2,206	375,181,145	48.98	170,073	8.563	79.52	595	100.00	40.95
Limited Income & Asset	77	17,917,373	2.34	232,693	8.596	82.90	604	0.00	36.58
Stated Doc	1,912	365,760,542	47.75	191,297	8.502	77.31	633	0.00	40.71
No Ratio	7	2,056,565	0.27	293,795	7.386	80.00	676	0.00	0.00
No Income No Asset	17	3,388,948	0.44	199,350	6.959	81.22	639	0.00	0.00
No Doc	9	1,739,987	0.23	193,332	6.891	69.11	704	0.00	0.00
Total:	4,228	766,044,560	100.00	181,184	8.520	78.53	614	48.98	40.73

Distribution by Loan Purpose
Loan Purpose	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg. Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	Wtd. Avg. DTI (%)
Purchase	1,570	288,848,758	37.71	183,980	8.143	84.11	648	41.03	40.72
Rate & Term Refi	256	37,313,947	4.87	145,758	9.318	74.11	596	70.82	40.81
Cash Out Refi	2,402	439,881,856	57.42	183,131	8.700	75.24	593	52.34	40.74
Total:	4,228	766,044,560	100.00	181,184	8.520	78.53	614	48.98	40.73

Distribution by Occupancy Type
Occupancy Type	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg. Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	Wtd. Avg. DTI (%)
Owner Occupied	3,864	712,402,594	93.00	184,369	8.469	78.46	612	50.95	41.10
Second Home	41	8,915,704	1.16	217,456	8.796	77.20	637	32.68	40.35
Investor Occupied	323	44,726,262	5.84	138,471	9.289	79.90	643	20.77	34.88
Total:	4,228	766,044,560	100.00	181,184	8.520	78.53	614	48.98	40.73

Distribution by Property Type
Property Type	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg. Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	Wtd. Avg. DTI (%)
Single Family Residence	3,012	527,219,433	68.82	175,040	8.559	78.39	610	50.16	40.40
PUD	540	113,153,069	14.77	209,543	8.258	80.57	622	52.89	41.63
2 Unit	226	48,921,485	6.39	216,467	8.561	76.03	623	33.84	41.89
Condo Unit	257	43,633,164	5.70	169,779	8.502	80.33	631	44.46	41.53
Townhouse	114	13,460,933	1.76	118,078	9.210	77.33	591	61.13	38.96
3 Unit	33	10,085,449	1.32	305,620	8.436	70.51	618	38.65	42.00
4 Unit	18	5,199,448	0.68	288,858	8.164	72.52	648	33.85	42.00
High Rise Condo	28	4,371,579	0.57	156,128	8.839	81.15	628	23.60	38.20
Total:	4,228	766,044,560	100.00	181,184	8.520	78.53	614	48.98	40.73

Distribution by State
State	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg. Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	Wtd. Avg. DTI (%)
California	486	124,583,122	16.26	256,344	7.762	75.44	642	28.35	41.33
Florida	537	101,008,508	13.19	188,098	8.684	80.69	614	44.61	40.31
New York	273	75,158,351	9.81	275,305	8.277	74.42	614	48.03	42.66
New Jersey	273	60,055,341	7.84	219,983	8.743	74.48	595	47.74	40.94
Maryland	224	46,651,662	6.09	208,266	8.302	76.77	609	64.16	41.37
Illinois	187	33,634,006	4.39	179,861	8.706	82.54	614	47.29	41.99
Georgia	222	33,366,401	4.36	150,299	8.681	86.59	611	68.61	39.19
Texas	279	31,037,182	4.05	111,244	9.139	86.99	610	68.94	40.22
Virginia	161	30,602,967	3.99	190,081	8.217	78.27	621	44.47	41.74
Massachusetts	117	28,104,528	3.67	240,210	8.755	75.28	596	54.00	41.50
Other	1,469	201,842,491	26.35	137,401	8.842	79.68	605	55.05	39.53
Total:	4,228	766,044,560	100.00	181,184	8.520	78.53	614	48.98	40.73

Distribution by Zip Code
Zip Code	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg. Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	Wtd. Avg. DTI (%)
20735	10	2,703,488	0.35	270,349	8.054	81.85	615	91.25	45.13
11434	8	2,556,300	0.33	319,538	7.714	80.18	623	39.57	45.90
11717	8	2,443,183	0.32	305,398	7.981	81.53	635	40.23	39.93
93311	3	2,099,600	0.27	699,867	9.322	66.22	594	76.20	13.99
92345	9	1,791,285	0.23	199,032	8.063	82.96	640	23.11	42.79
92223	5	1,703,848	0.22	340,770	6.484	79.87	634	0.00	40.88
11413	5	1,681,744	0.22	336,349	7.625	83.35	668	65.08	42.92
11706	6	1,632,986	0.21	272,164	8.498	74.01	599	63.93	45.75
33186	7	1,599,842	0.21	228,549	7.970	80.32	628	15.00	43.84
8527	5	1,525,980	0.20	305,196	9.120	73.55	593	58.73	45.14
Other	4,162	746,306,304	97.42	179,314	8.532	78.53	614	48.97	40.74
Total:	4,228	766,044,560	100.00	181,184	8.520	78.53	614	48.98	40.73

Distribution by Remaining Term to Maturity
Remaining Term to Maturity (months)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg. Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	Wtd. Avg. DTI (%)
180 and below	280	15,482,384	2.02	55,294	9.234	82.12	683	34.12	37.21
181 - 240	7	510,930	0.07	72,990	8.764	80.11	618	59.80	41.10
241 - 360	3,941	750,051,246	97.91	190,320	8.506	78.45	612	49.28	40.81
Total:	4,228	766,044,560	100.00	181,184	8.520	78.53	614	48.98	40.73

Distribution by Product Type
Product Type	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg. Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	Wtd. Avg. DTI (%)
10 YR FXD	1	115,101	0.02	115,101	7.625	72.32	647	100.00	26.64
15 YR FXD	54	4,505,623	0.59	83,437	7.955	65.48	642	55.58	37.14
15 YR FXD - 60 MONTH IO	1	238,000	0.03	238,000	6.875	70.00	618	0.00	25.21
20 YR FXD	7	510,930	0.07	72,990	8.764	80.11	618	59.80	41.10
30 YR FXD	551	87,413,063	11.41	158,644	8.387	74.16	621	59.02	39.05
30 YR FXD - 120 MONTH IO	193	26,033,814	3.40	134,890	7.954	82.90	669	33.03	40.82
FXD - 30/10 BALLOON	1	169,000	0.02	169,000	10.625	95.00	689	0.00	27.79
FXD - 30/15 BALLOON	224	10,623,660	1.39	47,427	9.846	89.56	702	25.07	37.62
FXD - 40/30 BALLOON	58	10,821,900	1.41	186,584	8.205	78.95	618	51.42	41.29
2/6 MONTH LIBOR	1,944	335,779,394	43.83	172,726	9.093	77.55	588	54.49	40.15
2/6 MONTH LIBOR - 24 MONTH IO	18	5,240,502	0.68	291,139	7.462	79.76	661	26.67	43.59
2/6 MONTH LIBOR - 60 MONTH IO	1	144,000	0.02	144,000	8.050	90.00	632	100.00	37.23
2/6 MONTH LIBOR - 120 MONTH IO	424	117,259,261	15.31	276,555	7.522	80.71	650	41.18	42.57
2/6 MONTH LIBOR - 40/30 BALLOON	350	81,079,352	10.58	231,655	8.386	82.03	613	39.52	41.97
3/6 MONTH LIBOR	36	5,365,979	0.70	149,055	8.913	78.65	582	66.68	42.14
3/6 MONTH LIBOR - 120 MONTH IO	21	5,454,801	0.71	259,752	7.720	81.11	628	89.15	45.68
3/6 MONTH LIBOR - 40/30 BALLOON	2	586,200	0.08	293,100	9.153	87.18	575	0.00	37.34
3/1 ARM 1 YR LIBOR	125	20,461,608	2.67	163,693	8.937	76.19	582	56.82	40.05
3/1 ARM 1 YR LIBOR - 120 MONTH IO	22	5,701,796	0.74	259,173	8.208	77.30	611	67.07	44.61
3/1 ARM 1 YR LIBOR - 40/30 BALLOON	19	4,577,980	0.60	240,946	8.119	80.27	645	32.96	42.25
3/1 ARM 1 YR CMT	1	142,334	0.02	142,334	12.000	75.00	512	0.00	40.73
3/1 ARM 1 YR CMT - 40/30 BALLOON	1	264,724	0.03	264,724	5.875	68.83	605	0.00	41.09
5/6 MONTH LIBOR	4	657,341	0.09	164,335	7.160	82.69	654	0.00	48.15
5/6 MONTH LIBOR - 120 MONTH IO	21	5,562,253	0.73	264,869	7.105	79.31	625	53.08	44.39
5/1 ARM 1 YR LIBOR	46	10,034,724	1.31	218,146	8.540	78.02	614	39.80	39.71
5/1 ARM 1 YR LIBOR - 60 MONTH IO	1	127,415	0.02	127,415	6.990	85.00	695	100.00	47.79
5/1 ARM 1 YR LIBOR - 120 MONTH IO	94	25,645,767	3.35	272,827	7.221	78.64	672	23.79	40.86
5/1 ARM 1 YR LIBOR - 40/30 BALLOON	8	1,528,037	0.20	191,005	7.930	84.16	642	27.73	39.23
Total:	4,228	766,044,560	100.00	181,184	8.520	78.53	614	48.98	40.73

Distribution by Prepayment Penalty Term
Prepayment Penalty Term (months)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg. Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	Wtd. Avg. DTI (%)
0	1,571	294,396,892	38.43	187,395	8.652	78.27	614	46.99	40.62
12	192	44,287,678	5.78	230,665	8.469	78.88	618	50.95	40.45
24	1,463	266,085,057	34.73	181,876	8.536	79.31	607	50.23	40.98
36	1,000	160,631,330	20.97	160,631	8.270	77.68	625	49.95	40.69
60	2	643,603	0.08	321,802	8.113	57.66	573	60.60	26.16
Total:	4,228	766,044,560	100.00	181,184	8.520	78.53	614	48.98	40.73

Distribution by Initial Periodic Rate Cap of the Adjustable-Rate Loans
Initial Period Rate Cap (%)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg. Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	Wtd. Avg. DTI (%)
1.001 - 1.500	38	5,946,665	0.95	156,491	9.227	81.30	590	88.46	42.79
1.501 - 2.000	183	35,574,022	5.69	194,394	8.452	77.32	604	55.18	41.21
2.001 - 2.500	1	123,437	0.02	123,437	7.375	38.75	531	0.00	28.43
2.501 - 3.000	2,735	537,921,943	85.98	196,681	8.639	78.94	606	49.33	41.00
3.501 - 4.000	4	863,864	0.14	215,966	7.094	78.39	621	0.00	43.37
4.001 - 4.500	1	372,000	0.06	372,000	6.750	80.00	607	0.00	42.63
4.501 - 5.000	175	44,075,537	7.05	251,860	7.526	78.78	652	30.86	41.12
5.501 - 6.500	1	736,000	0.12	736,000	6.800	80.00	747	0.00	47.70
Total:	3,138	625,613,468	100.00	199,367	8.550	78.85	609	48.57	41.05

Distribution by Subsequent Periodic Rate Cap of the Adjustable-Rate Loans
Subsequent Period Rate Cap (%)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg. Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	Wtd. Avg. DTI (%)
0.501 - 1.000	2,764	545,638,699	87.22	197,409	8.616	78.95	606	49.29	41.05
1.001 - 1.500	47	8,501,512	1.36	180,883	8.454	81.46	604	83.54	42.75
1.501 - 2.000	322	70,485,956	11.27	218,900	8.067	77.91	630	39.42	40.83
2.501 - 3.000	5	987,301	0.16	197,460	7.129	73.43	610	0.00	41.50
Total:	3,138	625,613,468	100.00	199,367	8.550	78.85	609	48.57	41.50

Distribution by Gross Margin of the Adjustable-Rate Loans
Gross Margin (%)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg. Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	Wtd. Avg. DTI (%)
4.000 and below	246	70,060,435	11.20	284,799	7.040	78.45	696	18.59	40.50
4.001 - 4.500	122	29,059,115	4.64	238,189	7.430	80.06	643	26.07	43.34
4.501 - 5.000	414	109,177,063	17.45	263,713	8.507	82.86	594	45.00	41.91
5.001 - 5.500	946	173,098,318	27.67	182,979	8.466	81.52	601	54.57	41.69
5.501 - 6.000	664	134,038,143	21.43	201,865	8.654	79.86	601	53.83	40.25
6.001 - 6.500	279	38,043,778	6.08	136,358	8.987	75.68	610	46.87	38.71
6.501 - 7.000	219	41,602,300	6.65	189,965	10.058	66.25	567	58.56	41.76
7.001 - 7.500	210	24,984,241	3.99	118,973	10.875	63.36	561	81.29	38.27
7.501 - 8.000	21	2,402,579	0.38	114,409	9.704	74.89	572	90.42	38.45
8.001 - 8.500	15	2,933,679	0.47	195,579	9.526	79.28	574	89.37	42.39
8.501 - 9.000	2	213,815	0.03	106,908	10.153	77.93	549	100.00	46.37
Total:	3,138	625,613,468	100.00	199,367	8.550	78.85	609	48.57	41.05

Distribution by Maximum Mortgage Rate of the Adjustable-Rate Loans
Maximum Mortgage Rate (%)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg. Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	Wtd. Avg. DTI (%)
8.001 - 8.500	1	123,437	0.02	123,437	7.375	38.75	531	0.00	28.43
8.501 - 9.000	1	280,000	0.04	280,000	5.875	80.00	747	0.00	0.00
9.001 - 9.500	1	121,600	0.02	121,600	6.375	80.00	697	0.00	37.78
10.001 - 10.500	3	972,720	0.16	324,240	4.846	80.00	635	49.34	47.16
10.501 - 11.000	8	2,866,100	0.46	358,263	5.182	75.49	697	65.81	43.73
11.001 - 11.500	26	8,309,963	1.33	319,614	6.049	76.73	698	39.20	42.82
11.501 - 12.000	48	15,006,490	2.40	312,635	6.496	76.97	669	21.10	42.72
12.001 - 12.500	95	26,274,457	4.20	276,573	6.588	78.28	677	41.65	41.70
12.501 - 13.000	164	44,370,065	7.09	270,549	6.983	77.73	648	41.92	42.18
13.001 - 13.500	224	55,078,949	8.80	245,888	7.362	77.48	635	48.32	41.90
13.501 - 14.000	399	91,432,666	14.61	229,155	7.835	78.70	617	55.08	41.30
14.001 - 14.500	378	83,345,174	13.32	220,490	8.341	80.20	605	48.14	41.47
14.501 - 15.000	463	86,694,074	13.86	187,244	8.801	80.66	594	51.10	41.47
15.001 - 15.500	390	72,300,206	11.56	185,385	9.292	82.66	596	49.22	39.58
15.501 - 16.000	369	58,716,670	9.39	159,124	9.772	82.17	588	44.84	40.16
16.001 - 16.500	220	29,608,239	4.73	134,583	10.177	80.47	582	40.88	39.04
16.501 - 17.000	134	20,984,397	3.35	156,600	10.695	72.25	558	56.30	40.70
17.001 - 17.500	75	10,361,971	1.66	138,160	11.249	65.25	542	58.69	40.29
17.501 - 18.000	73	9,755,796	1.56	133,641	11.769	64.07	536	70.34	38.95
18.001 - 18.500	42	6,477,626	1.04	154,229	12.277	62.73	531	58.09	40.70
18.501 - 19.000	14	1,464,052	0.23	104,575	12.771	61.89	529	70.08	38.77
19.001 - 19.500	10	1,068,819	0.17	106,882	13.323	59.91	513	50.49	39.83
Total:	3,138	625,613,468	100.00	199,367	8.550	78.85	609	48.57	41.05

Distribution by Minimum Mortgage Rate of the Adjustable-Rate Loans
Minimum Mortgage Rate (%)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg. Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	Wtd. Avg. DTI (%)
4.000 and below	246	70,060,435	11.20	284,799	7.040	78.45	696	18.59	40.50
4.001 - 4.500	122	29,059,115	4.64	238,189	7.430	80.06	643	26.07	43.34
4.501 - 5.000	414	109,177,063	17.45	263,713	8.507	82.86	594	45.00	41.91
5.001 - 5.500	946	173,098,318	27.67	182,979	8.466	81.52	601	54.57	41.69
5.501 - 6.000	664	134,038,143	21.43	201,865	8.654	79.86	601	53.83	40.25
6.001 - 6.500	279	38,043,778	6.08	136,358	8.987	75.68	610	46.87	38.71
6.501 - 7.000	219	41,602,300	6.65	189,965	10.058	66.25	567	58.56	41.76
7.001 - 7.500	210	24,984,241	3.99	118,973	10.875	63.36	561	81.29	38.27
7.501 - 8.000	21	2,402,579	0.38	114,409	9.704	74.89	572	90.42	38.45
8.001 - 8.500	15	2,933,679	0.47	195,579	9.526	79.28	574	89.37	42.39
8.501 - 9.000	2	213,815	0.03	106,908	10.153	77.93	549	100.00	46.37
Total:	3,138	625,613,468	100.00	199,367	8.550	78.85	609	48.57	41.05

Distribution by Next Rate Adjustment Date of the Adjustable-Rate Loans
Next Rate Adjustment Date	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg. Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	Wtd. Avg. DTI (%)
March 2006	1	104,701	0.02	104,701	6.875	85.00	528	100.00	49.37
May 2006	60	10,220,936	1.63	170,349	8.771	75.41	576	67.44	40.66
June 2006	4	504,302	0.08	126,076	7.804	87.49	544	100.00	30.78
July 2006	1	176,636	0.03	176,636	7.750	90.00	576	100.00	43.79
August 2006	5	825,501	0.13	165,100	6.763	81.82	628	91.57	38.82
September 2006	10	1,423,404	0.23	142,340	7.529	74.77	582	60.10	39.39
October 2006	25	3,478,571	0.56	139,143	7.518	77.63	566	84.25	39.80
November 2006	9	906,738	0.14	100,749	7.111	81.81	583	58.80	38.31
January 2007	2	242,173	0.04	121,086	6.822	77.42	636	51.46	33.12
February 2007	1	81,682	0.01	81,682	7.250	85.00	587	100.00	42.43
March 2007	2	259,111	0.04	129,556	7.099	67.19	513	100.00	49.33
April 2007	2	333,890	0.05	166,945	8.254	70.00	531	32.31	39.20
May 2007	3	465,836	0.07	155,279	6.967	72.18	574	100.00	39.28
June 2007	2	675,500	0.11	337,750	6.523	83.07	631	100.00	31.76
July 2007	3	428,476	0.07	142,825	7.316	82.75	676	100.00	42.16
August 2007	20	5,469,460	0.87	273,473	6.855	79.70	633	55.19	45.69
September 2007	13	3,245,550	0.52	249,658	7.237	79.93	635	48.28	43.50
November 2007	4	1,071,313	0.17	267,828	6.556	78.88	605	100.00	41.30
December 2007	11	2,779,761	0.44	252,706	7.335	83.20	627	73.36	45.99
January 2008	10	1,937,954	0.31	193,795	8.239	72.89	593	59.39	39.35
February 2008	32	9,839,298	1.57	307,478	7.199	78.15	638	22.47	42.84
March 2008	110	25,850,898	4.13	235,008	8.040	79.53	622	48.50	42.21
April 2008	703	138,621,033	22.16	197,185	8.778	77.59	603	45.97	42.05
May 2008	727	137,055,045	21.91	188,521	8.856	80.23	599	54.50	41.06
June 2008	258	48,410,914	7.74	187,639	8.652	80.54	609	48.67	39.41
July 2008	723	146,135,678	23.36	202,124	8.677	78.60	612	44.76	39.96
September 2008	1	670,500	0.11	670,500	6.500	84.98	785	100.00	52.72
November 2008	3	520,272	0.08	173,424	8.403	87.88	564	31.04	31.16
December 2008	1	330,621	0.05	330,621	6.990	78.12	700	0.00	41.00
January 2009	33	5,476,737	0.88	165,962	9.160	81.16	590	88.84	42.92
February 2009	6	956,983	0.15	159,497	8.842	77.28	578	77.30	43.80
March 2009	14	2,904,207	0.46	207,443	7.510	77.38	607	62.48	43.61
April 2009	66	11,479,866	1.83	173,937	8.521	76.65	599	52.69	40.72
May 2009	35	7,480,640	1.20	213,733	8.595	81.23	608	62.92	42.34
June 2009	11	1,836,575	0.29	166,961	8.711	81.44	606	47.58	42.63
July 2009	53	9,857,171	1.58	185,984	8.970	73.58	580	45.42	40.92
August 2010	1	117,854	0.02	117,854	6.375	95.00	634	0.00	49.55
October 2010	2	467,445	0.07	233,722	6.672	89.36	646	100.00	38.70
November 2010	2	599,000	0.10	299,500	5.640	71.78	612	100.00	46.88
February 2011	16	3,801,497	0.61	237,594	7.304	79.40	625	45.58	44.64
March 2011	32	8,955,417	1.43	279,857	7.056	79.61	659	13.05	41.34
April 2011	62	15,840,970	2.53	255,500	7.400	78.32	660	28.01	41.15
May 2011	30	7,020,356	1.12	234,012	7.773	78.37	648	46.20	42.12
June 2011	12	2,775,900	0.44	231,325	8.319	75.97	663	25.30	37.90
July 2011	17	3,977,100	0.64	233,947	8.809	81.00	636	31.43	36.81
Total:	3,138	625,613,468	100.00	199,367	8.550	78.85	609	48.57	41.05

Distribution by Interest Only Term
Interest Only Term (months)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg. Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	Wtd. Avg. DTI (%)
0	3,432	574,636,950	75.01	167,435	8.843	77.85	601	52.01	40.22
24	18	5,240,502	0.68	291,139	7.462	79.76	661	26.67	43.59
60	3	509,415	0.07	169,805	7.236	79.41	641	53.28	34.26
120	775	185,657,693	24.24	239,558	7.555	80.59	653	40.20	42.33
Total:	4,228	766,044,560	100.00	181,184	8.520	78.53	614	48.98	40.73

Distribution by Credit Level
Credit Level	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg. Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	Wtd. Avg. DTI (%)
0	359	34,984,816	4.57	97,451	8.188	80.87	670	29.65	39.80
1++	2,606	510,464,433	66.64	195,880	8.271	81.21	625	43.50	40.92
1+	409	76,732,642	10.02	187,610	8.313	78.13	600	58.06	40.28
1	249	49,431,959	6.45	198,522	8.558	73.76	586	62.06	40.95
2	181	31,262,295	4.08	172,720	9.112	70.48	570	59.09	40.21
3	166	25,534,534	3.33	153,822	9.621	66.30	561	66.25	40.76
4	258	37,633,881	4.91	145,868	11.346	61.95	553	85.47	39.97
Total:	4,228	766,044,560	100.00	181,184	8.520	78.53	614	48.98	40.73

The Group III Mortgage Loans

Collateral Summary
Statistics listed below and in the tables following are for the Group III Mortgage Loans included in the Statistical Pool and are based on the Statistical Cut-off Date Balance.

Summary

Total Scheduled Principal Balance:	$383,401,398

Number of Mortgage Loans:	1,840

Average Scheduled Principal Balance:	$208,370

Weighted Average Gross Coupon:	8.311%

Weighted Average Net Coupon[1]:	7.806%

Weighted Average Original FICO Score[2]:	626

Weighted Average Original LTV Ratio[3]:	78.82%

Weighted Average Stated Remaining Term:	356

Weighted Average Seasoning:	1 month

Weighted Average Months to Next Adjustment[4]:	27 months

Weighted Average Gross Margin[4]:	5.139%

Weighted Average Initial Rate Cap[4]:	3.137%

Weighted Average Periodic Rate Cap[4]:	1.136%

Weighted Average Gross Maximum Lifetime Rate[4]:	14.239%

Weighted Average Gross Minimum Lifetime Rate[4]:	5.139%

Interest Only:	32.00%

(1)  Equivalent to the Gross Coupon minus the Servicing Fee Rate and Trustee Fee Rate.
(2)  Refers to a non-zero weighted average.
(3)  References to loan-to-value ratios are references to combined loan-to-value ratios with respect to second lien Mortgage Loans.
(4)  ARM Loans only.

The Group III Mortgage Loans

Distribution by Current Unpaid Principal Balance
Current Unpaid Principal Balance ($)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd.Avg. Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	Wtd. Avg. DTI (%)
0.01 - 50,000.00	127	4,631,674	1.21	36,470	10.132	83.53	650	45.63	37.43
50,000.01 - 100,000.00	301	22,590,172	5.89	75,050	9.724	83.40	631	46.38	38.12
100,000.01 - 150,000.00	316	39,667,662	10.35	125,531	8.935	78.90	609	55.34	39.37
150,000.01 - 200,000.00	285	50,173,268	13.09	176,047	8.779	79.43	605	58.83	39.75
200,000.01 - 250,000.00	241	54,251,760	14.15	225,111	8.528	76.34	619	44.30	41.91
250,000.01 - 300,000.00	185	50,857,846	13.26	274,907	8.335	79.22	619	40.59	42.06
300,000.01 - 350,000.00	103	33,338,438	8.70	323,674	8.025	81.44	627	41.87	41.50
350,000.01 - 400,000.00	107	40,206,960	10.49	375,766	7.862	78.65	624	32.69	42.37
400,000.01 - 450,000.00	73	31,414,497	8.19	430,336	7.425	77.91	646	32.72	43.50
450,000.01 - 500,000.00	62	29,891,631	7.80	482,123	7.476	77.95	651	30.62	43.67
500,000.01 - 550,000.00	11	5,759,343	1.50	523,577	6.912	80.73	644	63.58	46.42
550,000.01 - 600,000.00	11	6,326,866	1.65	575,170	7.586	80.63	651	45.31	40.02
600,000.01 - 650,000.00	6	3,826,000	1.00	637,667	7.530	75.35	678	32.67	41.07
650,000.01 - 700,000.00	1	670,500	0.17	670,500	6.500	84.98	785	100.00	52.72
700,000.01 - 750,000.00	6	4,372,258	1.14	728,710	7.697	72.54	629	83.17	48.40
800,000.01 - 850,000.00	1	824,000	0.21	824,000	7.875	80.00	698	0.00	43.17
950,000.01 - 1,000,000.00	3	2,998,522	0.78	999,507	7.208	68.71	691	33.35	41.39
1,000,000.01 or greater	1	1,600,000	0.42	1,600,000	9.500	62.75	594	100.00	8.68
Total:	1,840	383,401,398	100.00	208,370	8.311	78.82	626	44.33	41.36

Distribution by Current Gross Mortgage Rate
Current Gross Mortgage Rate (%)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg. Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	Wtd. Avg. DTI (%)
4.001 - 4.500	1	492,800	0.13	492,800	4.500	80.00	660	0.00	48.76
4.501 - 5.000	2	980,000	0.26	490,000	4.806	80.00	680	0.00	46.80
5.001 - 5.500	9	3,098,092	0.81	344,232	5.329	78.85	658	39.77	43.35
5.501 - 6.000	23	7,645,150	1.99	332,398	5.907	73.33	684	48.62	46.78
6.001 - 6.500	66	21,271,421	5.55	322,294	6.404	77.27	700	37.61	40.80
6.501 - 7.000	162	49,582,582	12.93	306,065	6.836	76.97	660	33.56	41.37
7.001 - 7.500	162	40,870,944	10.66	252,290	7.336	76.04	645	37.32	41.63
7.501 - 8.000	224	57,035,126	14.88	254,621	7.815	77.82	635	44.02	42.12
8.001 - 8.500	194	45,592,674	11.89	235,014	8.335	80.04	611	44.08	42.14
8.501 - 9.000	250	48,368,926	12.62	193,476	8.814	80.66	600	53.47	42.03
9.001 - 9.500	208	37,416,388	9.76	179,886	9.319	83.65	604	54.52	39.03
9.501 - 10.000	209	32,017,763	8.35	153,195	9.798	85.19	604	47.82	41.14
10.001 - 10.500	119	14,702,738	3.83	123,552	10.271	82.17	592	46.70	38.49
10.501 - 11.000	88	10,535,010	2.75	119,716	10.786	73.15	581	42.87	39.87
11.001 - 11.500	42	4,887,550	1.27	116,370	11.268	65.31	568	52.13	40.43
11.501 - 12.000	40	4,586,522	1.20	114,663	11.782	67.54	562	58.10	40.37
12.001 - 12.500	23	2,919,330	0.76	126,927	12.316	60.03	543	37.71	40.16
12.501 - 13.000	5	543,488	0.14	108,698	12.783	65.99	559	56.53	39.82
13.001 - 13.500	4	501,327	0.13	125,332	13.299	64.43	529	40.79	44.44
13.501 - 14.000	7	293,966	0.08	41,995	13.885	92.39	651	44.76	40.84
14.001 - 14.500	2	59,600	0.02	29,800	14.401	87.93	634	0.00	37.04
Total:	1,840	383,401,398	100.00	208,370	8.311	78.82	626	44.33	41.36

Distribution by FICO Score
FICO Score	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg. Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	Wtd. Avg. DTI (%)
500 and below	8	1,431,859	0.37	178,982	9.379	88.63	500	100.00	38.20
501 - 520	71	10,729,625	2.80	151,121	10.300	67.31	510	62.76	43.10
521 - 540	101	20,035,251	5.23	198,369	9.878	68.76	532	59.08	40.90
541 - 560	146	30,248,364	7.89	207,181	9.085	72.49	552	57.11	41.20
561 - 580	160	30,159,521	7.87	188,497	8.826	75.69	571	70.34	42.14
581 - 600	181	38,521,663	10.05	212,827	8.458	78.80	589	60.96	40.75
601 - 620	315	67,541,336	17.62	214,417	8.597	84.20	613	65.25	41.32
621 - 640	220	49,146,100	12.82	223,391	7.914	78.96	630	34.41	42.18
641 - 660	152	36,241,765	9.45	238,433	7.750	79.50	651	22.40	42.08
661 - 680	107	27,476,635	7.17	256,791	7.493	79.47	669	20.08	41.70
681 - 700	125	21,800,453	5.69	174,404	7.937	81.67	691	9.10	40.47
701 - 720	105	17,399,582	4.54	165,710	7.503	81.73	711	31.68	40.00
721 - 740	76	14,565,940	3.80	191,657	7.397	81.06	730	11.76	40.58
741 - 760	44	8,341,682	2.18	189,584	7.097	80.91	748	17.86	39.47
761 - 780	16	5,259,768	1.37	328,736	7.498	82.80	770	34.54	39.83
781 - 800	11	3,744,254	0.98	340,387	6.869	79.31	789	22.58	42.98
801 - 820	2	757,600	0.20	378,800	7.418	80.00	807	0.00	40.66
Total:	1,840	383,401,398	100.00	208,370	8.311	78.82	626	44.33	41.36

Distribution by Lien Status
Lien Status	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg. Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	Wtd. Avg. DTI (%)
First Lien	1,647	370,692,030	96.69	225,071	8.254	78.34	623	45.18	41.46
Second Lien	193	12,709,368	3.31	65,852	9.973	92.88	706	19.36	38.59
Total	1,840	383,401,398	100.00	208,370	8.311	78.82	626	44.33	41.36

Distribution by Original LTV [1]
Original LTV (%)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg. Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	Wtd. Avg. DTI (%)
50.00 and below	81	14,127,666	3.68	174,416	8.771	41.79	580	55.54	39.48
50.01 - 55.00	37	7,947,092	2.07	214,786	9.705	53.20	578	24.88	40.94
55.01 - 60.00	48	10,811,333	2.82	225,236	8.384	57.67	581	48.82	44.29
60.01 - 65.00	63	17,135,486	4.47	271,992	8.574	63.31	604	47.03	40.45
65.01 - 70.00	147	28,262,645	7.37	192,263	9.276	68.90	580	55.34	40.17
70.01 - 75.00	116	24,384,589	6.36	210,212	8.258	73.77	612	47.07	40.81
75.01 - 80.00	672	168,295,520	43.90	250,440	7.557	79.80	650	29.96	41.93
80.01 - 85.00	116	24,684,345	6.44	212,796	8.602	84.57	597	52.44	41.45
85.01 - 90.00	265	43,163,093	11.26	162,880	8.841	89.60	618	51.86	40.63
90.01 - 95.00	95	16,892,691	4.41	177,818	8.990	94.72	626	68.11	41.14
95.01 - 100.00	200	27,696,940	7.22	138,485	9.625	99.97	642	80.93	41.36
Total:	1,840	383,401,398	100.00	208,370	8.311	78.82	626	44.33	41.36
(1) References to loan-to-value ratios are references to combined loan-to-value ratios with respect to second lien Mortgage Loans.

Distribution by Documentation Type
Documentation Type	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg. Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	Wtd. Avg. DTI (%)
Full	864	169,953,373	44.33	196,705	8.466	80.07	603	100.00	41.44
Limited Income & Asset	28	7,799,354	2.03	278,548	8.321	81.63	603	0.00	35.55
Stated Doc	933	201,961,394	52.68	216,465	8.202	77.65	645	0.00	41.52
No Ratio	5	1,255,900	0.33	251,180	7.234	80.00	694	0.00	0.00
No Income No Asset	8	1,553,422	0.41	194,178	6.918	82.01	648	0.00	0.00
No Doc	2	877,955	0.23	438,977	7.290	76.00	714	0.00	0.00
Total:	1,840	383,401,398	100.00	208,370	8.311	78.82	626	44.33	41.36

Distribution by Loan Purpose
Loan Purpose	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg. Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	Wtd. Avg. DTI (%)
Purchase	991	215,328,477	56.16	217,284	7.977	83.33	651	36.72	41.04
Rate & Term Refi	87	13,833,959	3.61	159,011	9.060	72.50	615	72.93	40.61
Cash Out Refi	762	154,238,963	40.23	202,413	8.709	73.10	592	52.38	41.87
Total:	1,840	383,401,398	100.00	208,370	8.311	78.82	626	44.33	41.36

Distribution by Occupancy Type
Occupancy Type	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg. Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	Wtd. Avg. DTI (%)
Owner Occupied	1,735	365,414,958	95.31	210,614	8.274	78.94	625	45.57	41.45
Second Home	17	5,428,516	1.42	319,324	8.347	73.57	650	33.40	42.62
Investor Occupied	88	12,557,924	3.28	142,704	9.347	77.64	632	12.98	38.19
Total:	1,840	383,401,398	100.00	208,370	8.311	78.82	626	44.33	41.36

Distribution by Property Type
Property Type	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg. Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	Wtd. Avg. DTI (%)
Single Family Residence	1,215	244,101,837	63.67	200,907	8.359	78.54	622	45.08	41.03
PUD	308	72,757,129	18.98	236,224	8.087	80.82	632	50.25	41.60
2 Unit	109	26,639,411	6.95	244,398	8.327	75.56	633	25.86	43.05
Condo Unit	120	23,109,337	6.03	192,578	8.243	81.34	635	42.71	41.73
Townhouse	48	6,271,034	1.64	130,647	9.300	79.56	599	55.15	40.22
3 Unit	15	4,906,600	1.28	327,107	8.218	71.46	627	27.12	43.98
4 Unit	11	3,565,190	0.93	324,108	8.009	72.61	657	38.43	44.11
High Rise Condo	14	2,050,861	0.53	146,490	8.804	81.79	628	20.80	38.93
Total:	1,840	383,401,398	100.00	208,370	8.311	78.82	626	44.33	41.36

Distribution by State
State	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg. Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	Wtd. Avg. DTI (%)
California	290	81,890,568	21.36	282,381	7.532	77.45	656	26.90	41.49
Florida	269	57,188,936	14.92	212,598	8.559	82.76	624	48.77	41.22
New York	148	43,226,733	11.27	292,073	8.082	75.21	625	40.44	43.59
New Jersey	117	28,154,590	7.34	240,638	8.459	73.31	604	42.55	41.33
Maryland	80	18,048,751	4.71	225,609	8.294	75.80	615	58.84	41.83
Texas	126	16,185,573	4.22	128,457	8.922	86.19	611	63.39	40.47
Virginia	61	13,798,452	3.60	226,204	7.944	78.17	646	34.21	42.54
Georgia	81	13,572,000	3.54	167,556	8.730	87.45	618	59.87	40.42
Massachusetts	49	13,128,951	3.42	267,938	8.783	73.94	603	49.40	42.58
Illinois	68	12,913,067	3.37	189,898	8.831	82.40	619	47.92	42.47
Other	551	85,293,776	22.25	154,798	8.688	79.34	613	51.80	39.89
Total:	1,840	383,401,398	100.00	208,370	8.311	78.82	626	44.33	41.36

Distribution by Zip Code
Zip Code	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg. Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	Wtd. Avg. DTI (%)
93311	2	1,849,600	0.48	924,800	9.247	65.08	602	86.51	13.58
92223	5	1,703,848	0.44	340,770	6.484	79.87	634	0.00	40.88
11413	5	1,681,744	0.44	336,349	7.625	83.35	668	65.08	42.92
7726	3	1,407,510	0.37	469,170	7.494	71.62	606	64.50	45.37
33142	7	1,374,626	0.36	196,375	9.397	89.70	624	48.79	40.01
90807	3	1,302,400	0.34	434,133	7.943	80.00	674	0.00	44.44
92345	5	1,288,435	0.34	257,687	7.791	83.35	636	23.04	47.18
11717	4	1,199,150	0.31	299,788	7.583	78.47	676	28.00	45.86
95132	4	1,198,651	0.31	299,663	6.917	82.57	723	44.19	41.82
92879	3	1,170,900	0.31	390,300	5.904	80.00	702	27.24	42.53
Other	1,799	369,224,535	96.30	205,239	8.334	78.82	625	44.47	41.44
Total:	1,840	383,401,398	100.00	208,370	8.311	78.82	626	44.33	41.36

Distribution by Remaining Term to Maturity
Remaining Term to Maturity (months)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg. Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	Wtd. Avg. DTI (%)
180 and below	98	7,309,328	1.91	74,585	9.391	82.64	678	30.36	38.02
181 - 240	4	356,360	0.09	89,090	8.712	79.58	623	50.61	39.96
241 - 360	1,738	375,735,710	98.00	216,189	8.289	78.75	625	44.59	41.43
Total:	1,840	383,401,398	100.00	208,370	8.311	78.82	626	44.33	41.36

Distribution by Product Type
Product Type	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg. Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	Wtd. Avg. DTI (%)
15 YR FXD	20	1,874,647	0.49	93,732	7.949	60.05	608	45.04	38.28
20 YR FXD	4	356,360	0.09	89,090	8.712	79.58	623	50.61	39.96
30 YR FXD	232	42,707,749	11.14	184,085	8.057	74.27	629	57.95	39.18
30 YR FXD - 120 MONTH IO	138	14,139,997	3.69	102,464	8.615	86.78	689	20.61	39.89
FXD - 30/10 BALLOON	1	169,000	0.04	169,000	10.625	95.00	689	0.00	27.79
FXD - 30/15 BALLOON	78	5,434,681	1.42	69,675	9.888	90.43	702	25.29	37.92
FXD - 40/30 BALLOON	24	4,617,806	1.20	192,409	8.171	79.20	628	56.41	42.09
2/6 MONTH LIBOR	736	145,307,957	37.90	197,429	9.036	77.76	595	53.88	40.85
2/6 MONTH LIBOR - 24 MONTH IO	11	3,649,842	0.95	331,804	7.506	78.50	674	9.61	43.06
2/6 MONTH LIBOR - 120 MONTH IO	245	75,019,712	19.57	306,203	7.331	79.99	659	32.33	42.99
2/6 MONTH LIBOR - 40/30 BALLOON	165	42,760,751	11.15	259,156	8.314	82.39	617	39.58	42.26
3/6 MONTH LIBOR	13	2,128,934	0.56	163,764	8.549	78.39	580	35.06	39.82
3/6 MONTH LIBOR - 120 MONTH IO	8	2,635,750	0.69	329,469	6.974	80.81	652	85.89	46.92
3/1 ARM 1 YR LIBOR	41	7,006,210	1.83	170,883	8.825	74.44	590	51.19	40.40
3/1 ARM 1 YR LIBOR - 120 MONTH IO	11	3,501,527	0.91	318,321	8.341	76.24	614	58.40	44.53
3/1 ARM 1 YR LIBOR - 40/30 BALLOON	10	3,095,644	0.81	309,564	8.012	79.08	660	36.93	43.75
3/1 ARM 1 YR CMT - 40/30 BALLOON	1	264,724	0.07	264,724	5.875	68.83	605	0.00	41.09
5/6 MONTH LIBOR	2	385,035	0.10	192,517	7.264	80.00	656	0.00	48.31
5/6 MONTH LIBOR - 120 MONTH IO	12	3,600,206	0.94	300,017	7.017	77.72	626	49.13	46.17
5/1 ARM 1 YR LIBOR	17	3,975,340	1.04	233,844	8.271	79.70	625	38.20	41.71
5/1 ARM 1 YR LIBOR - 120 MONTH IO	68	20,125,834	5.25	295,968	7.124	78.90	673	21.77	41.44
5/1 ARM 1 YR LIBOR - 40/30 BALLOON	3	643,693	0.17	214,564	7.580	80.00	661	0.00	40.32
Total:	1,840	383,401,398	100.00	208,370	8.311	78.82	626	44.33	41.36

Distribution by Prepayment Penalty Term
Prepayment Penalty Term (months)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg. Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	Wtd. Avg. DTI (%)
0	672	140,810,621	36.73	209,540	8.486	78.33	627	39.23	40.98
12	101	26,516,724	6.92	262,542	8.232	78.65	633	42.29	40.31
24	646	136,290,162	35.55	210,975	8.311	79.97	619	48.93	41.81
36	419	79,140,288	20.64	188,879	8.025	77.95	634	46.02	41.74
60	2	643,603	0.17	321,802	8.113	57.66	573	60.60	26.16
Total:	1,840	383,401,398	100.00	208,370	8.311	78.82	626	44.33	41.36

Distribution by Initial Periodic Rate Cap of the Adjustable-Rate Loans
Initial Period Rate Cap (%)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg. Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	Wtd. Avg. DTI (%)
1.001 - 1.500	12	1,810,849	0.58	150,904	8.831	76.77	600	66.25	42.71
1.501 - 2.000	69	16,263,180	5.18	235,698	8.264	76.88	621	47.81	42.11
2.501 - 3.000	1,155	265,225,044	84.44	229,632	8.428	79.15	617	45.49	41.71
3.501 - 4.000	2	443,978	0.14	221,989	7.028	75.93	638	0.00	46.96
4.001 - 4.500	1	372,000	0.12	372,000	6.750	80.00	607	0.00	42.63
4.501 - 5.000	103	29,250,107	9.31	283,982	7.274	78.78	661	26.22	42.12
5.501 - 6.500	1	736,000	0.23	736,000	6.800	80.00	747	0.00	47.70
Total:	1,343	314,101,158	100.00	233,880	8.307	78.98	621	43.71	41.80

Distribution by Subsequent Periodic Rate Cap of the Adjustable-Rate Loans
Subsequent Period Rate Cap (%)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg. Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	Wtd. Avg. DTI (%)
0.501 - 1.000	1,171	270,392,888	86.08	230,908	8.402	79.13	617	45.34	41.78
1.001 - 1.500	16	3,128,920	1.00	195,557	7.784	79.50	612	64.23	42.90
1.501 - 2.000	154	40,135,372	12.78	260,619	7.719	77.97	647	31.58	41.76
2.501 - 3.000	2	443,978	0.14	221,989	7.028	75.93	638	0.00	46.96
Total:	1,343	314,101,158	100.00	233,880	8.307	78.98	621	43.71	41.80

Distribution by Gross Margin of the Adjustable-Rate Loans
Gross Margin (%)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg. Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	Wtd. Avg. DTI (%)
4.000 and below	183	57,540,016	18.32	314,426	7.040	78.85	698	15.01	40.51
4.001 - 4.500	70	18,707,783	5.96	267,254	7.385	79.94	650	11.79	44.38
4.501 - 5.000	181	52,611,509	16.75	290,671	8.509	84.58	602	50.14	42.32
5.001 - 5.500	401	84,733,795	26.98	211,306	8.322	80.84	606	52.52	42.22
5.501 - 6.000	255	57,687,292	18.37	226,225	8.610	79.37	601	54.39	41.15
6.001 - 6.500	86	14,595,510	4.65	169,715	8.626	72.87	619	43.12	41.59
6.501 - 7.000	91	18,867,255	6.01	207,332	10.043	65.20	569	55.19	42.83
7.001 - 7.500	70	8,873,999	2.83	126,771	10.823	63.83	566	79.51	39.93
7.501 - 8.000	6	483,998	0.15	80,666	10.235	76.42	574	86.52	38.31
Total:	1,343	314,101,158	100.00	233,880	8.307	78.98	621	43.71	41.80

Distribution by Maximum Mortgage Rate of the Adjustable-Rate Loans
Maximum Mortgage Rate (%)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg. Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	Wtd. Avg. DTI (%)
8.501 - 9.000	1	280,000	0.09	280,000	5.875	80.00	747	0.00	0.00
10.001 - 10.500	2	868,800	0.28	434,400	4.933	80.00	639	43.28	48.24
10.501 - 11.000	5	1,908,600	0.61	381,720	5.267	77.42	681	48.65	47.73
11.001 - 11.500	18	6,482,158	2.06	360,120	6.008	79.15	694	35.66	43.17
11.501 - 12.000	37	12,858,180	4.09	347,518	6.480	77.04	673	16.73	42.99
12.001 - 12.500	55	17,392,089	5.54	316,220	6.601	78.60	688	33.37	41.35
12.501 - 13.000	97	30,294,814	9.64	312,318	6.981	78.50	653	34.25	42.83
13.001 - 13.500	116	31,725,983	10.10	273,500	7.381	76.53	647	34.16	42.02
13.501 - 14.000	167	44,724,486	14.24	267,811	7.810	78.35	633	45.36	42.28
14.001 - 14.500	158	38,360,338	12.21	242,787	8.356	80.83	609	44.65	42.32
14.501 - 15.000	203	43,010,688	13.69	211,875	8.808	80.75	597	50.99	42.44
15.001 - 15.500	144	30,736,646	9.79	213,449	9.297	83.51	596	56.72	39.00
15.501 - 16.000	141	25,274,777	8.05	179,254	9.770	84.21	592	51.09	41.74
16.001 - 16.500	81	11,927,090	3.80	147,248	10.180	79.98	580	45.91	38.58
16.501 - 17.000	47	7,658,471	2.44	162,946	10.779	67.93	558	44.94	40.72
17.001 - 17.500	27	3,955,216	1.26	146,489	11.259	61.94	556	56.34	41.37
17.501 - 18.000	22	3,453,058	1.10	156,957	11.770	62.82	541	67.21	41.10
18.001 - 18.500	16	2,313,201	0.74	144,575	12.318	55.91	535	35.70	40.21
18.501 - 19.000	3	461,237	0.15	153,746	12.750	60.34	532	66.61	40.07
19.001 - 19.500	3	415,327	0.13	138,442	13.310	61.34	509	49.24	45.25
Total:	1,343	314,101,158	100.00	233,880	8.307	78.98	621	43.71	41.80

Distribution by Minimum Mortgage Rate of the Adjustable-Rate Loans
Minimum Mortgage Rate (%)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg. Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	Wtd. Avg. DTI (%)
4.000 and below	183	57,540,016	18.32	314,426	7.040	78.85	698	15.01	40.51
4.001 - 4.500	70	18,707,783	5.96	267,254	7.385	79.94	650	11.79	44.38
4.501 - 5.000	181	52,611,509	16.75	290,671	8.509	84.58	602	50.14	42.32
5.001 - 5.500	401	84,733,795	26.98	211,306	8.322	80.84	606	52.52	42.22
5.501 - 6.000	255	57,687,292	18.37	226,225	8.610	79.37	601	54.39	41.15
6.001 - 6.500	86	14,595,510	4.65	169,715	8.626	72.87	619	43.12	41.59
6.501 - 7.000	91	18,867,255	6.01	207,332	10.043	65.20	569	55.19	42.83
7.001 - 7.500	70	8,873,999	2.83	126,771	10.823	63.83	566	79.51	39.93
7.501 - 8.000	6	483,998	0.15	80,666	10.235	76.42	574	86.52	38.31
Total:	1,343	314,101,158	100.00	233,880	8.307	78.98	621	43.71	41.80

Distribution by Next Rate Adjustment Date of the Adjustable-Rate Loans
Next Rate Adjustment Date	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg. Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	Wtd. Avg. DTI (%)
May 2006	23	4,924,449	1.57	214,106	8.715	77.09	588	55.15	42.04
August 2006	1	69,583	0.02	69,583	6.750	80.00	629	0.00	16.20
September 2006	1	73,933	0.02	73,933	8.000	75.00	639	100.00	12.00
October 2006	1	54,957	0.02	54,957	8.875	89.52	642	0.00	19.29
November 2006	1	62,560	0.02	62,560	7.375	75.00	606	0.00	18.50
May 2007	2	269,371	0.09	134,685	6.670	59.77	587	100.00	31.27
June 2007	2	675,500	0.22	337,750	6.523	83.07	631	100.00	31.76
August 2007	7	2,257,339	0.72	322,477	6.769	77.43	626	53.53	45.74
September 2007	5	1,823,894	0.58	364,779	7.010	79.58	668	33.55	44.52
November 2007	4	1,071,313	0.34	267,828	6.556	78.88	605	100.00	41.30
December 2007	6	2,153,824	0.69	358,971	7.230	85.12	624	79.23	46.78
January 2008	2	372,201	0.12	186,101	7.366	75.14	695	51.40	32.09
February 2008	21	7,286,592	2.32	346,981	6.816	78.62	653	11.98	41.77
March 2008	48	13,469,515	4.29	280,615	7.835	80.41	624	43.11	43.74
April 2008	318	73,040,862	23.25	229,688	8.568	78.02	616	40.95	42.57
May 2008	289	64,072,872	20.40	221,705	8.676	81.10	606	58.05	42.38
June 2008	114	22,954,766	7.31	201,358	8.337	80.95	622	46.59	40.47
July 2008	314	72,898,231	23.21	232,160	8.481	77.85	622	37.89	40.20
September 2008	1	670,500	0.21	670,500	6.500	84.98	785	100.00	52.72
November 2008	2	443,072	0.14	221,536	8.473	90.00	557	19.02	30.71
January 2009	10	1,650,710	0.53	165,071	8.855	76.30	601	62.97	42.30
February 2009	2	375,869	0.12	187,935	7.264	78.46	591	100.00	49.44
March 2009	7	1,617,707	0.52	231,101	7.334	77.76	607	45.00	42.68
April 2009	25	5,069,671	1.61	202,787	8.348	76.17	618	46.64	41.67
May 2009	15	3,931,840	1.25	262,123	8.688	80.36	621	51.22	42.24
June 2009	6	1,187,575	0.38	197,929	8.752	76.63	608	18.93	41.89
July 2009	14	2,892,346	0.92	206,596	8.519	68.42	587	51.53	43.54
November 2010	2	599,000	0.19	299,500	5.640	71.78	612	100.00	46.88
February 2011	11	2,855,882	0.91	259,626	7.259	79.20	629	40.95	45.65
March 2011	24	7,120,123	2.27	296,672	7.016	79.53	662	11.23	40.97
April 2011	37	10,944,863	3.48	295,807	7.234	79.24	667	26.96	42.22
May 2011	17	4,509,640	1.44	265,273	7.523	80.17	660	38.51	42.15
June 2011	5	1,457,300	0.46	291,460	8.065	73.45	683	21.27	38.27
July 2011	6	1,243,300	0.40	207,217	8.257	76.80	652	8.33	42.23
Total:	1,343	314,101,158	100.00	233,880	8.307	78.98	621	43.71	41.80

Distribution by Interest Only Term
Interest Only Term (months)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg. Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	Wtd. Avg. DTI (%)
0	1,347	260,728,532	68.00	193,562	8.710	78.09	608	50.62	40.78
24	11	3,649,842	0.95	331,804	7.506	78.50	674	9.61	43.06
120	482	119,023,025	31.04	246,936	7.461	80.45	662	31.62	42.62
Total:	1,840	383,401,398	100.00	208,370	8.311	78.82	626	44.33	41.36

Distribution by Credit Level
Credit Level	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg. Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	Wtd. Avg. DTI (%)
0	159	18,073,642	4.71	113,671	8.362	81.22	682	23.04	39.31
1++	1,244	276,555,045	72.13	222,311	8.074	81.08	634	40.70	41.46
1+	129	29,320,452	7.65	227,290	8.172	76.38	610	50.37	40.59
1	88	21,302,873	5.56	242,078	8.390	75.44	597	61.70	42.72
2	67	13,372,740	3.49	199,593	9.002	69.96	577	53.50	41.69
3	62	10,325,766	2.69	166,545	9.680	66.70	559	66.13	41.63
4	91	14,450,880	3.77	158,801	11.315	59.41	559	78.43	40.69
Total:	1,840	383,401,398	100.00	208,370	8.311	78.82	626	44.33	41.36

The Expected Closing Pool (All Collateral)

Collateral Summary
Statistics listed below and in the tables following are for the Mortgage Loans included in the expected closing pool and are based on the Statistical Cut-off Date Balance.

Summary

Total Scheduled Principal Balance:	$710,321,873

Number of Mortgage Loans:	3,944

Average Scheduled Principal Balance:	$180,102

Weighted Average Gross Coupon:	8.508%

Weighted Average Net Coupon[1]:	8.003%

Weighted Average Original FICO Score[2]:	614

Weighted Average Original LTV Ratio[3]:	78.73%

Weighted Average Stated Remaining Term:	355

Weighted Average Seasoning:	1 month

Weighted Average Months to Next Adjustment[4]:	26 months

Weighted Average Gross Margin[4]:	5.361%

Weighted Average Initial Rate Cap[4]:	3.083%

Weighted Average Periodic Rate Cap[4]:	1.127%

Weighted Average Gross Maximum Lifetime Rate[4]:	14.497%

Weighted Average Gross Minimum Lifetime Rate[4]:	5.361%

Interest Only:	25.79%

(1)  Equivalent to the Gross Coupon minus the Servicing Fee Rate and Trustee Fee Rate.
(2)  Refers to a non-zero weighted average.
(3)  References to loan-to-value ratios are references to combined loan-to-value ratios with respect to second lien Mortgage Loans.
(4)  ARM Loans only.

The Expected Closing Pool (All Collateral)

Distribution by Current Unpaid Principal Balance
Current Unpaid Principal Balance ($)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd.Avg. Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	Wtd. Avg. DTI (%)
0.01 - 50,000.00	366	12,745,206	1.79	34,823	10.083	82.55	648	42.06	35.94
50,000.01 - 100,000.00	755	58,098,744	8.18	76,952	9.538	79.47	610	59.26	37.60
100,000.01 - 150,000.00	799	99,526,381	14.01	124,564	9.000	78.67	599	60.02	39.11
150,000.01 - 200,000.00	629	110,768,896	15.59	176,103	8.713	78.79	600	57.97	40.22
200,000.01 - 250,000.00	463	104,282,307	14.68	225,232	8.554	77.21	605	50.58	41.74
250,000.01 - 300,000.00	350	96,017,419	13.52	274,335	8.393	78.77	611	42.23	41.66
300,000.01 - 350,000.00	216	69,952,841	9.85	323,856	8.196	80.00	617	43.09	42.01
350,000.01 - 400,000.00	186	70,039,350	9.86	376,556	8.114	79.06	620	36.11	41.55
400,000.01 - 450,000.00	78	33,469,702	4.71	429,099	7.508	78.12	644	35.65	43.45
450,000.01 - 500,000.00	61	29,469,289	4.15	483,103	7.389	78.62	659	27.92	44.48
500,000.01 - 550,000.00	11	5,759,343	0.81	523,577	6.912	80.73	644	63.58	46.42
550,000.01 - 600,000.00	12	6,861,116	0.97	571,760	7.571	82.78	661	49.57	41.57
600,000.01 - 650,000.00	7	4,466,000	0.63	638,000	7.525	76.01	671	27.99	41.07
650,000.01 - 700,000.00	1	670,500	0.09	670,500	6.500	84.98	785	100.00	52.72
700,000.01 - 750,000.00	6	4,372,258	0.62	728,710	7.697	72.54	629	83.17	48.40
800,000.01 - 850,000.00	1	824,000	0.12	824,000	7.875	80.00	698	0	43.17
950,000.01 - 1,000,000.00	3	2,998,522	0.42	999,507	7.208	68.71	691	33.35	41.39
Total:	3,944	710,321,873	100.00	180,102	8.508	78.73	614	48.75	40.97

Distribution by Current Gross Mortgage Rate
Current Gross Mortgage Rate (%)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg. Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	Wtd. Avg. DTI (%)
4.001 - 4.500	2	596,720	0.08	298,360	4.435	80.00	650	17.42	46.91
4.501 - 5.000	3	1,337,500	0.19	445,833	4.791	75.99	704	26.73	46.53
5.001 - 5.500	12	3,837,073	0.54	319,756	5.334	77.14	681	49.77	42.51
5.501 - 6.000	35	9,957,214	1.40	284,492	5.907	73.45	677	55.95	45.93
6.001 - 6.500	123	32,733,256	4.61	266,124	6.388	76.54	684	46.36	41.37
6.501 - 7.000	253	67,218,037	9.46	265,684	6.834	76.92	658	39.65	41.39
7.001 - 7.500	314	72,052,343	10.14	229,466	7.344	76.87	633	48.18	41.53
7.501 - 8.000	498	106,537,728	15.00	213,931	7.824	77.92	621	53.49	41.31
8.001 - 8.500	426	90,618,559	12.76	212,720	8.335	79.49	607	49.25	41.25
8.501 - 9.000	526	91,848,014	12.93	174,616	8.813	80.70	598	51.82	41.25
9.001 - 9.500	490	77,320,426	10.89	157,797	9.316	83.23	602	48.29	40.51
9.501 - 10.000	474	66,996,060	9.43	141,342	9.799	83.30	595	45.49	40.00
10.001 - 10.500	289	31,946,424	4.50	110,541	10.285	81.54	592	38.57	39.29
10.501 - 11.000	183	22,870,430	3.22	124,975	10.798	74.23	572	50.06	40.04
11.001 - 11.500	109	12,322,499	1.73	113,050	11.265	67.77	552	57.60	39.15
11.501 - 12.000	110	11,970,124	1.69	108,819	11.803	66.79	549	67.74	38.58
12.001 - 12.500	60	7,430,350	1.05	123,839	12.263	64.82	540	59.33	40.46
12.501 - 13.000	18	1,341,233	0.19	74,513	12.772	63.62	555	51.28	38.23
13.001 - 13.500	10	1,034,319	0.15	103,432	13.340	62.40	519	52.18	41.80
13.501 - 14.000	7	293,966	0.04	41,995	13.885	92.39	651	44.76	40.84
14.001 - 14.500	2	59,600	0.01	29,800	14.401	87.93	634	0.00	37.04
Total:	3,944	710,321,873	100.00	180,102	8.508	78.73	614	48.75	40.97

Distribution by FICO Score
FICO Score	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg. Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	Wtd. Avg. DTI (%)
500 and below	27	4,137,688	0.58	153,248	9.630	77.13	500	76.44	42.17
501 - 520	212	32,618,279	4.59	153,860	10.327	68.47	510	65.18	42.23
521 - 540	307	51,712,064	7.28	168,443	9.757	71.20	531	61.77	41.50
541 - 560	366	61,731,961	8.69	168,667	9.125	73.41	552	64.44	40.44
561 - 580	369	66,504,113	9.36	180,228	8.744	76.12	571	69.58	41.67
581 - 600	420	78,186,433	11.01	186,158	8.453	79.83	590	60.68	41.36
601 - 620	655	120,758,176	17.00	184,364	8.596	83.60	613	62.30	40.88
621 - 640	411	82,727,510	11.65	201,283	8.030	79.88	630	37.01	41.39
641 - 660	313	62,884,002	8.85	200,907	8.011	80.22	650	27.59	40.56
661 - 680	239	49,172,654	6.92	205,743	7.859	81.12	669	20.32	40.06
681 - 700	226	31,933,253	4.50	141,298	8.084	81.74	691	13.09	40.51
701 - 720	172	24,557,067	3.46	142,774	7.741	82.21	710	34.36	39.81
721 - 740	124	19,776,292	2.78	159,486	7.431	80.70	730	17.69	40.60
741 - 760	64	11,659,904	1.64	182,186	7.302	80.71	749	23.43	38.46
761 - 780	24	6,696,648	0.94	279,027	7.177	81.12	770	39.29	40.18
781 - 800	12	4,109,661	0.58	342,472	6.797	78.16	789	32.00	44.04
801 - 820	3	1,156,165	0.16	385,388	6.757	74.77	806	34.47	37.41
Total:	3,944	710,321,873	100.00	180,102	8.508	78.73	614	48.75	40.97

Distribution by Lien Status
Lien Status	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg. Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	Wtd. Avg. DTI (%)
First Lien	3,601	692,259,125	97.46	192,241	8.472	78.40	612	49.47	41.04
Second Lien	343	18,062,748	2.54	52,661	9.915	91.50	705	21.17	38.28
Total	3,944	710,321,873	100.00	180,102	8.508	78.73	614	48.75	40.97

Distribution by Original LTV [1]
Original LTV (%)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg. Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	Wtd. Avg. DTI (%)
50.00 and below	189	26,804,269	3.77	141,822	8.829	40.77	581	47.30	38.08
50.01 - 55.00	81	14,689,879	2.07	181,357	9.475	53.25	580	33.55	39.94
55.01 - 60.00	120	22,464,589	3.16	187,205	8.638	57.71	581	49.71	41.67
60.01 - 65.00	177	36,286,106	5.11	205,006	8.719	63.35	592	48.88	41.36
65.01 - 70.00	333	56,847,320	8.00	170,713	9.489	68.73	570	60.05	40.70
70.01 - 75.00	261	49,440,475	6.96	189,427	8.493	73.96	598	47.05	41.27
75.01 - 80.00	1,180	255,932,004	36.03	216,892	7.764	79.71	636	37.46	41.66
80.01 - 85.00	350	62,756,892	8.83	179,305	8.668	84.44	593	52.58	40.54
85.01 - 90.00	719	108,562,313	15.28	150,991	8.833	89.60	621	49.53	39.93
90.01 - 95.00	222	35,926,123	5.06	161,829	8.805	94.75	625	70.18	41.42
95.01 - 100.00	312	40,611,903	5.72	130,166	9.649	99.94	636	84.94	41.18
Total:	3,944	710,321,873	100.00	180,102	8.508	78.73	614	48.75	40.97
(1) References to loan-to-value ratios are references to combined loan-to-value ratios with respect to second lien Mortgage Loans.

Distribution by Documentation Type
Documentation Type	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg. Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	Wtd. Avg. DTI (%)
Full	2,049	346,254,258	48.75	168,987	8.548	79.92	595	100.00	41.36
Limited Income & Asset	69	16,186,423	2.28	234,586	8.621	82.72	603	0.00	35.86
Stated Doc	1,793	340,695,692	47.96	190,014	8.493	77.35	633	0.00	40.81
No Ratio	7	2,056,565	0.29	293,795	7.386	80.00	676	0.00	0.00
No Income No Asset	17	3,388,948	0.48	199,350	6.959	81.22	639	0.00	0.00
No Doc	9	1,739,987	0.24	193,332	6.891	69.11	704	0.00	0.00
Total:	3,944	710,321,873	100.00	180,102	8.508	78.73	614	48.75	40.97

Distribution by Loan Purpose
Loan Purpose	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg. Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	Wtd. Avg. DTI (%)
Purchase	1,478	269,613,175	37.96	182,418	8.132	84.24	649	41.13	41.05
Rate & Term Refi	245	35,370,835	4.98	144,371	9.315	74.51	596	70.50	40.89
Cash Out Refi	2,221	405,337,864	57.06	182,502	8.688	75.44	593	51.91	40.92
Total:	3,944	710,321,873	100.00	180,102	8.508	78.73	614	48.75	40.97

Distribution by Occupancy Type
Occupancy Type	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg. Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	Wtd. Avg. DTI (%)
Owner Occupied	3,604	660,202,157	92.94	183,186	8.456	78.68	612	50.75	41.34
Second Home	37	8,679,004	1.22	234,568	8.748	77.10	638	31.74	40.39
Investor Occupied	303	41,440,712	5.83	136,768	9.294	79.86	643	20.40	35.07
Total:	3,944	710,321,873	100.00	180,102	8.508	78.73	614	48.75	40.97

Distribution by Property Type
Property Type	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg. Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	Wtd. Avg. DTI (%)
Single Family Residence	2,796	486,449,487	68.48	173,981	8.544	78.58	610	50.11	40.53
PUD	522	108,052,628	15.21	206,997	8.232	80.79	623	51.47	42.31
2 Unit	207	44,460,560	6.26	214,785	8.572	76.48	623	34.41	42.20
Condo Unit	238	39,934,314	5.62	167,791	8.529	80.52	629	44.62	41.52
Townhouse	106	12,639,408	1.78	119,240	9.264	77.80	591	60.65	39.11
3 Unit	31	9,573,449	1.35	308,821	8.455	69.78	617	37.63	42.59
4 Unit	17	5,132,948	0.72	301,938	8.129	72.56	649	34.28	42.02
High Rise Condo	27	4,079,079	0.57	151,077	8.971	80.52	630	18.12	39.12
Total:	3,944	710,321,873	100.00	180,102	8.508	78.73	614	48.75	40.97

Distribution by State
State	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg. Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	Wtd. Avg. DTI (%)
California	459	115,301,087	16.23	251,201	7.709	75.72	645	26.37	41.83
Florida	507	94,789,101	13.34	186,961	8.676	80.80	614	45.00	40.70
New York	252	69,384,869	9.77	275,337	8.281	74.63	614	48.02	43.10
New Jersey	245	53,398,141	7.52	217,952	8.766	75.12	596	45.81	40.99
Maryland	209	43,417,306	6.11	207,738	8.309	76.81	609	62.64	41.48
Georgia	209	31,696,296	4.46	151,657	8.678	86.74	611	69.13	39.38
Illinois	174	31,307,106	4.41	179,926	8.714	82.70	612	47.01	41.95
Virginia	158	30,077,267	4.23	190,362	8.208	78.30	621	44.99	41.76
Texas	260	29,047,185	4.09	111,720	9.095	87.24	611	69.67	40.53
Massachusetts	110	26,335,028	3.71	239,409	8.777	74.88	595	54.41	41.55
Other	1,361	185,568,486	26.12	136,347	8.832	79.82	605	55.77	39.60
Total:	3,944	710,321,873	100.00	180,102	8.508	78.73	614	48.75	40.97

Distribution by Zip Code
Zip Code	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg. Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	Wtd. Avg. DTI (%)
20735	9	2,462,363	0.35	273,596	8.169	82.52	621	90.39	45.35
11434	7	2,321,300	0.33	331,614	7.596	82.35	623	43.58	45.01
11717	7	2,093,583	0.29	299,083	7.999	79.28	638	30.25	40.40
92223	5	1,703,848	0.24	340,770	6.484	79.87	634	0.00	40.88
11413	5	1,681,744	0.24	336,349	7.625	83.35	668	65.08	42.92
11706	6	1,632,986	0.23	272,164	8.498	74.01	599	63.93	45.75
33186	7	1,599,842	0.23	228,549	7.970	80.32	628	15.00	43.84
92345	8	1,543,785	0.22	192,973	8.033	81.84	654	26.81	42.29
8527	5	1,525,980	0.21	305,196	9.120	73.55	593	58.73	45.14
33142	8	1,470,176	0.21	183,772	9.338	87.75	624	45.61	39.78
Other	3,877	692,286,266	97.46	178,562	8.521	78.68	614	48.83	40.91
Total:	3,944	710,321,873	100.00	180,102	8.508	78.73	614	48.75	40.97

Distribution by Remaining Term to Maturity
Remaining Term to Maturity (months)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg. Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	Wtd. Avg. DTI (%)
180 and below	277	15,000,084	2.11	54,152	9.319	82.41	681	34.75	37.05
181 - 240	6	451,930	0.06	75,322	8.717	80.95	626	54.55	41.69
241 - 360	3,661	694,869,859	97.82	189,803	8.491	78.65	613	49.04	41.05
Total:	3,944	710,321,873	100.00	180,102	8.508	78.73	614	48.75	40.97

Distribution by Product Type
Product Type	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg. Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	Wtd. Avg. DTI (%)
10 YR FXD	1	115,101	0.02	115,101	7.625	72.32	647	100.00	26.64
15 YR FXD	51	4,023,323	0.57	78,889	8.120	64.55	629	60.51	36.56
15 YR FXD - 60 MONTH IO	1	238,000	0.03	238,000	6.875	70.00	618	0.00	25.21
20 YR FXD	6	451,930	0.06	75,322	8.717	80.95	626	54.55	41.69
30 YR FXD	509	80,798,003	11.37	158,739	8.377	74.36	621	57.51	39.22
30 YR FXD - 120 MONTH IO	192	25,564,814	3.60	133,150	7.967	83.14	668	33.64	40.98
FXD - 30/10 BALLOON	1	169,000	0.02	169,000	10.625	95.00	689	0.00	27.79
FXD - 30/15 BALLOON	224	10,623,660	1.50	47,427	9.846	89.56	702	25.07	37.62
FXD - 40/30 BALLOON	53	9,901,993	1.39	186,830	8.241	78.71	617	50.74	41.03
2/6 MONTH LIBOR	1,789	305,847,854	43.06	170,960	9.097	77.82	588	54.31	40.59
2/6 MONTH LIBOR - 24 MONTH IO	18	5,240,502	0.74	291,139	7.462	79.76	661	26.67	43.59
2/6 MONTH LIBOR - 60 MONTH IO	1	144,000	0.02	144,000	8.050	90.00	632	100.00	37.23
2/6 MONTH LIBOR - 120 MONTH IO	395	110,276,600	15.52	279,181	7.522	80.65	650	41.89	42.55
2/6 MONTH LIBOR - 40/30 BALLOON	319	73,872,683	10.40	231,576	8.390	82.27	612	39.93	41.99
3/6 MONTH LIBOR	36	5,365,979	0.76	149,055	8.913	78.65	582	66.68	42.14
3/6 MONTH LIBOR - 120 MONTH IO	21	5,454,801	0.77	259,752	7.720	81.11	628	89.15	45.68
3/6 MONTH LIBOR - 40/30 BALLOON	2	586,200	0.08	293,100	9.153	87.18	575	0.00	37.34
3/1 ARM 1 YR LIBOR	116	18,654,558	2.63	160,815	8.813	76.26	583	57.21	40.44
3/1 ARM 1 YR LIBOR - 120 MONTH IO	20	5,392,796	0.76	269,640	8.232	78.72	612	65.19	44.78
3/1 ARM 1 YR LIBOR - 40/30 BALLOON	19	4,577,980	0.64	240,946	8.119	80.27	645	32.96	42.25
3/1 ARM 1 YR CMT	1	142,334	0.02	142,334	12.000	75.00	512	0.00	40.73
3/1 ARM 1 YR CMT - 40/30 BALLOON	1	264,724	0.04	264,724	5.875	68.83	605	0.00	41.09
5/6 MONTH LIBOR	4	657,341	0.09	164,335	7.160	82.69	654	0.00	48.15
5/6 MONTH LIBOR - 120 MONTH IO	21	5,562,253	0.78	264,869	7.105	79.31	625	53.08	44.39
5/1 ARM 1 YR LIBOR	43	9,534,824	1.34	221,740	8.473	77.76	617	37.80	39.57
5/1 ARM 1 YR LIBOR - 60 MONTH IO	1	127,415	0.02	127,415	6.990	85.00	695	100.00	47.79
5/1 ARM 1 YR LIBOR - 120 MONTH IO	91	25,205,167	3.55	276,980	7.202	78.73	673	24.21	40.83
5/1 ARM 1 YR LIBOR - 40/30 BALLOON	8	1,528,037	0.22	191,005	7.930	84.16	642	27.73	39.23
Total:	3,944	710,321,873	100.00	180,102	8.508	78.73	614	48.75	40.97

Distribution by Prepayment Penalty Term
Prepayment Penalty Term (months)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg. Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	Wtd. Avg. DTI (%)
0	1,472	275,043,385	38.72	186,850	8.642	78.39	615	46.57	40.68
12	183	40,518,478	5.70	221,412	8.421	79.65	618	49.92	41.67
24	1,344	244,225,622	34.38	181,715	8.522	79.52	606	50.67	41.22
36	943	149,890,785	21.10	158,951	8.266	77.92	625	49.24	40.93
60	2	643,603	0.09	321,802	8.113	57.66	573	60.60	26.16
Total:	3,944	710,321,873	100.00	180,102	8.508	78.73	614	48.75	40.97

Distribution by Initial Periodic Rate Cap of the Adjustable-Rate Loans
Initial Period Rate Cap (%)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg. Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	Wtd. Avg. DTI (%)
1.001 - 1.500	38	5,946,665	1.03	156,491	9.227	81.30	590	88.46	42.79
1.501 - 2.000	172	33,457,972	5.78	194,523	8.364	77.64	606	54.89	41.49
2.001 - 2.500	1	123,437	0.02	123,437	7.375	38.75	531	0.00	28.43
2.501 - 3.000	2,520	493,801,073	85.37	195,953	8.634	79.15	605	49.39	41.29
3.501 - 4.000	4	863,864	0.15	215,966	7.094	78.39	621	0.00	43.37
4.001 - 4.500	1	372,000	0.06	372,000	6.750	80.00	607	0.00	42.63
4.501 - 5.000	169	43,135,037	7.46	255,237	7.491	78.78	654	30.62	41.09
6.001 - 6.500	1	736,000	0.13	736,000	6.800	80.00	747	0.00	47.70
Total:	2,906	578,436,048	100.00	199,049	8.533	79.05	609	48.53	41.31

Distribution by Subsequent Periodic Rate Cap of the Adjustable-Rate Loans
Subsequent Period Rate Cap (%)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg. Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	Wtd. Avg. DTI (%)
0.501 - 1.000	2,549	501,517,829	86.70	196,751	8.610	79.15	606	49.34	41.34
1.001 - 1.500	47	8,501,512	1.47	180,883	8.454	81.46	604	83.54	42.75
1.501 - 2.000	305	67,429,406	11.66	221,080	7.996	78.08	632	38.76	40.93
2.501 - 3.000	5	987,301	0.17	197,460	7.129	73.43	610	0.00	41.50
Total:	2,906	578,436,048	100.00	199,049	8.533	79.05	609	48.53	41.31

Distribution by Gross Margin of the Adjustable-Rate Loans
Gross Margin (%)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg. Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	Wtd. Avg. DTI (%)
4.000 and below	235	65,834,585	11.38	280,147	6.991	78.77	698	17.35	41.25
4.001 - 4.500	116	27,527,515	4.76	237,306	7.428	80.06	642	25.44	43.45
4.501 - 5.000	392	102,813,822	17.77	262,280	8.503	83.03	594	44.85	41.96
5.001 - 5.500	884	162,120,631	28.03	183,394	8.460	81.64	601	55.49	41.88
5.501 - 6.000	595	120,222,538	20.78	202,055	8.643	80.07	601	54.46	40.48
6.001 - 6.500	250	33,191,078	5.74	132,764	9.026	75.67	610	44.17	39.29
6.501 - 7.000	201	38,170,363	6.60	189,902	10.044	66.27	566	59.06	42.13
7.001 - 7.500	197	23,200,841	4.01	117,771	10.868	63.75	561	80.68	38.05
7.501 - 8.000	19	2,207,179	0.38	116,167	9.687	74.79	575	89.58	37.84
8.001 - 8.500	15	2,933,679	0.51	195,579	9.526	79.28	574	89.37	42.39
8.501 - 9.000	2	213,815	0.04	106,908	10.153	77.93	549	100.00	46.37
Total:	2,906	578,436,048	100.00	199,049	8.533	79.05	609	48.53	41.31

Distribution by Maximum Mortgage Rate of the Adjustable-Rate Loans
Maximum Mortgage Rate (%)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg. Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	Wtd. Avg. DTI (%)
8.001 - 8.500	1	123,437	0.02	123,437	7.375	38.75	531	0.00	28.43
8.501 - 9.000	1	280,000	0.05	280,000	5.875	80.00	747	0.00	0.00
9.001 - 9.500	1	121,600	0.02	121,600	6.375	80.00	697	0.00	37.78
10.001 - 10.500	3	972,720	0.17	324,240	4.846	80.00	635	49.34	47.16
10.501 - 11.000	7	2,466,100	0.43	352,300	5.231	75.83	692	60.26	46.54
11.001 - 11.500	26	8,309,963	1.44	319,614	6.049	76.73	698	39.20	42.82
11.501 - 12.000	47	14,794,490	2.56	314,776	6.505	76.93	669	21.40	42.64
12.001 - 12.500	89	24,554,407	4.24	275,892	6.594	78.28	674	43.64	41.75
12.501 - 13.000	151	41,311,939	7.14	273,589	6.985	77.76	649	41.45	42.05
13.001 - 13.500	210	52,203,099	9.02	248,586	7.360	77.80	635	47.84	42.01
13.501 - 14.000	373	84,694,716	14.64	227,064	7.834	78.72	617	55.43	41.61
14.001 - 14.500	348	76,470,564	13.22	219,743	8.341	80.43	604	49.06	41.43
14.501 - 15.000	422	78,879,487	13.64	186,918	8.802	80.93	595	50.77	41.64
15.001 - 15.500	364	66,038,156	11.42	181,424	9.282	83.21	597	48.56	40.74
15.501 - 16.000	342	54,097,097	9.35	158,179	9.768	82.45	588	45.43	40.18
16.001 - 16.500	202	27,181,927	4.70	134,564	10.169	80.24	582	40.24	39.53
16.501 - 17.000	120	18,952,022	3.28	157,934	10.679	73.22	558	55.81	40.95
17.001 - 17.500	71	9,946,271	1.72	140,088	11.240	65.45	542	56.96	40.24
17.501 - 18.000	68	8,961,696	1.55	131,790	11.772	63.67	536	71.81	39.25
18.001 - 18.500	40	6,052,626	1.05	151,316	12.270	62.85	531	58.62	41.10
18.501 - 19.000	11	1,075,415	0.19	97,765	12.759	59.91	530	59.27	38.24
19.001 - 19.500	9	948,319	0.16	105,369	13.348	60.87	509	56.91	41.92
Total:	2,906	578,436,048	100.00	199,049	8.533	79.05	609	48.53	41.31

Distribution by Minimum Mortgage Rate of the Adjustable-Rate Loans
Minimum Mortgage Rate (%)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg. Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	Wtd. Avg. DTI (%)
4.000 and below	235	65,834,585	11.38	280,147	6.991	78.77	698	17.35	41.25
4.001 - 4.500	116	27,527,515	4.76	237,306	7.428	80.06	642	25.44	43.45
4.501 - 5.000	392	102,813,822	17.77	262,280	8.503	83.03	594	44.85	41.96
5.001 - 5.500	884	162,120,631	28.03	183,394	8.460	81.64	601	55.49	41.88
5.501 - 6.000	595	120,222,538	20.78	202,055	8.643	80.07	601	54.46	40.48
6.001 - 6.500	250	33,191,078	5.74	132,764	9.026	75.67	610	44.17	39.29
6.501 - 7.000	201	38,170,363	6.60	189,902	10.044	66.27	566	59.06	42.13
7.001 - 7.500	197	23,200,841	4.01	117,771	10.868	63.75	561	80.68	38.05
7.501 - 8.000	19	2,207,179	0.38	116,167	9.687	74.79	575	89.58	37.84
8.001 - 8.500	15	2,933,679	0.51	195,579	9.526	79.28	574	89.37	42.39
8.501 - 9.000	2	213,815	0.04	106,908	10.153	77.93	549	100.00	46.37
Total:	2,906	578,436,048	100.00	199,049	8.533	79.05	609	48.53	41.31

Distribution by Next Rate Adjustment Date of the Adjustable-Rate Loans
Next Rate Adjustment Date	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg. Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	Wtd. Avg. DTI (%)
March 2006	1	104,701	0.02	104,701	6.875	85.00	528	100.00	49.37
May 2006	60	10,220,936	1.77	170,349	8.771	75.41	576	67.44	40.66
June 2006	4	504,302	0.09	126,076	7.804	87.49	544	100.00	30.78
July 2006	1	176,636	0.03	176,636	7.750	90.00	576	100.00	43.79
August 2006	5	825,501	0.14	165,100	6.763	81.82	628	91.57	38.82
September 2006	10	1,423,404	0.25	142,340	7.529	74.77	582	60.10	39.39
October 2006	25	3,478,571	0.60	139,143	7.518	77.63	566	84.25	39.80
November 2006	9	906,738	0.16	100,749	7.111	81.81	583	58.80	38.31
January 2007	2	242,173	0.04	121,086	6.822	77.42	636	51.46	33.12
February 2007	1	81,682	0.01	81,682	7.250	85.00	587	100.00	42.43
March 2007	2	259,111	0.04	129,556	7.099	67.19	513	100.00	49.33
April 2007	2	333,890	0.06	166,945	8.254	70.00	531	32.31	39.20
May 2007	3	465,836	0.08	155,279	6.967	72.18	574	100.00	39.28
June 2007	2	675,500	0.12	337,750	6.523	83.07	631	100.00	31.76
July 2007	3	428,476	0.07	142,825	7.316	82.75	676	100.00	42.16
August 2007	20	5,469,460	0.95	273,473	6.855	79.70	633	55.19	45.69
September 2007	13	3,245,550	0.56	249,658	7.237	79.93	635	48.28	43.50
November 2007	4	1,071,313	0.19	267,828	6.556	78.88	605	100.00	41.30
December 2007	11	2,779,761	0.48	252,706	7.335	83.20	627	73.36	45.99
January 2008	10	1,937,954	0.34	193,795	8.239	72.89	593	59.39	39.35
February 2008	32	9,839,298	1.70	307,478	7.199	78.15	638	22.47	42.84
March 2008	110	25,850,898	4.47	235,008	8.040	79.53	622	48.50	42.21
April 2008	703	138,621,033	23.96	197,185	8.778	77.59	603	45.97	42.05
May 2008	727	137,055,045	23.69	188,521	8.856	80.23	599	54.50	41.06
June 2008	258	48,410,914	8.37	187,639	8.652	80.54	609	48.67	39.41
July 2008	508	102,014,808	17.64	200,817	8.672	79.44	614	43.06	40.92
September 2008	1	670,500	0.12	670,500	6.500	84.98	785	100.00	52.72
November 2008	3	520,272	0.09	173,424	8.403	87.88	564	31.04	31.16
December 2008	1	330,621	0.06	330,621	6.990	78.12	700	0.00	41.00
January 2009	33	5,476,737	0.95	165,962	9.160	81.16	590	88.84	42.92
February 2009	6	956,983	0.17	159,497	8.842	77.28	578	77.30	43.80
March 2009	14	2,904,207	0.50	207,443	7.510	77.38	607	62.48	43.61
April 2009	66	11,479,866	1.98	173,937	8.521	76.65	599	52.69	40.72
May 2009	35	7,480,640	1.29	213,733	8.595	81.23	608	62.92	42.34
June 2009	11	1,836,575	0.32	166,961	8.711	81.44	606	47.58	42.63
July 2009	42	7,741,121	1.34	184,312	8.727	73.96	582	41.53	42.04
August 2010	1	117,854	0.02	117,854	6.375	95.00	634	0.00	49.55
October 2010	2	467,445	0.08	233,722	6.672	89.36	646	100.00	38.70
November 2010	2	599,000	0.10	299,500	5.640	71.78	612	100.00	46.88
February 2011	16	3,801,497	0.66	237,594	7.304	79.40	625	45.58	44.64
March 2011	32	8,955,417	1.55	279,857	7.056	79.61	659	13.05	41.34
April 2011	62	15,840,970	2.74	255,500	7.400	78.32	660	28.01	41.15
May 2011	30	7,020,356	1.21	234,012	7.773	78.37	648	46.20	42.12
June 2011	12	2,775,900	0.48	231,325	8.319	75.97	663	25.30	37.90
July 2011	11	3,036,600	0.52	276,055	8.710	81.76	648	28.31	35.04
Total:	2,906	578,436,048	100.00	199,049	8.533	79.05	609	48.53	41.31

Distribution by Interest Only Term
Interest Only Term (months)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg. Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	Wtd. Avg. DTI (%)
0	3,183	527,115,524	74.21	165,603	8.841	78.07	601	51.67	40.50
24	18	5,240,502	0.74	291,139	7.462	79.76	661	26.67	43.59
60	3	509,415	0.07	169,805	7.236	79.41	641	53.28	34.26
120	740	177,456,432	24.98	239,806	7.555	80.65	653	40.70	42.33
Total:	3,944	710,321,873	100.00	180,102	8.508	78.73	614	48.75	40.97

Distribution by Credit Level
Credit Level	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg. Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	Wtd. Avg. DTI (%)
0	358	34,900,816	4.91	97,488	8.188	80.91	670	29.48	39.86
1++	2,414	471,423,191	66.37	195,287	8.262	81.42	625	43.40	41.16
1+	389	72,978,042	10.27	187,604	8.289	78.37	600	58.50	40.62
1	228	45,288,121	6.38	198,632	8.530	73.70	587	59.77	41.13
2	162	27,670,585	3.90	170,806	9.139	70.40	566	58.26	40.31
3	154	23,425,334	3.30	152,113	9.651	66.74	561	67.18	41.28
4	239	34,635,784	4.88	144,920	11.338	62.04	552	85.89	40.02
Total:	3,944	710,321,873	100.00	180,102	8.508	78.73	614	48.75	40.97

FOR ADDITIONAL INFORMATION PLEASE CALL:

Credit Suisse Securities (USA) LLC

ABS Banking

Janie Lee	212-325-9283
Elton Wells	212-325-5023
Kevin Collins	212-538-2596

Structuring / Collateral

Obi Nwokorie (structuring)	212-325-1991
Kashif Gilani (structuring)	212-325-8697
David Steinberg (collateral)	212-325-2774
Amit Sharma (collateral)	212-325-5180

Syndicate

Tricia Hazelwood	212-325-8549
Melissa Simmons	212-325-8549
James Drvostep	212-325-8549

Rating Agencies

Moody’s
Eric Fellows	(415) 274-1728
Gaurav Singhania	(212) 553-3854

Standard & Poor’s
Daniel Larkin	(212) 438-3014
Daniel Hall	(212) 438-1576

Fitch
Kei Ishidoya	(212) 908-0238
Marilyn Perez	(212) 908-0387